Registration Number: _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIALOG GROUP INC.
(formerly known as IMX Pharmaceuticals, Inc.)

(Name of small business issuer in its charter)

Delaware	7311	87-0394290

(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Twelfth Floor, 257 Park Avenue South, New York, NY 10010		212.254.1917

(Address of principal executive offices)		(Telephone of principal executive offices)

Twelfth Floor, 257 Park Avenue South, New York, NY 10010

(Address of principal place of business or intended principal place of business)

Peter V. DeCrescenzo 212.254.1917 Twelfth Floor, 257 Park Avenue South, New York, NY 10010

(Name, address and telephone number of agent for service)

Copies of Communications to: Mark Alan Siegel, Esq. 561.212.8045 Suite 400E, 1900 Corporate Boulevard, Boca Raton, Florida 33431

Approximate date of proposed sale to the public as soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Maximum offering price per unit(1)	Maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value (2)	13,435,720	$0.25	$3,358,930	$309.02
Common Stock, $0.001 par value (3)	1,400,000	$0.25	$350,000	$32.20
Common Stock, $0.001 par value (4)	132,400	$0.25	$33,100	$3.05
Common Stock, $0.001 par value (5)	1,518,056	$0.25	$379,514	$34.92
Common Stock, $0.001 par value (6)	22,507,000	$0.25	$5,626,750	$517.66
Total Fee				$896.85

(1)	Estimated Price in accordance with Rule 457(h) and based upon the last reported sale of $0.25 per share on the NASD OTC Electronic Bulletin Board on June 23, 2003.
(2)	Represents shares to be issued upon conversion of Class B and Class B-1 Preferred Stock
(3)	Represents shares to be issued upon conversion of notes.
(4)	Represents shares to be issued pursuant to a consulting contract.
(5)	Represents shares to be issued upon exercise of warrants.
(6)	Represents shares to be sold by the holders thereof.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Prospectus

{Dialog Group, Inc.}

All the shares of Dialog Group, Inc. common stock, par value $0.001, registered hereunder (the “Common Stock”) are either (1) to be issued upon conversion of the Class B and Class B-1 Preferred Stock or convertible notes, (2) to be issued upon exercise of warrants, (3) to be issued to a consultant pursuant or (4) to be sold by present holders of the Common Stock and not by Dialog Group Inc. The company will not receive any of the proceeds of the offering other than the exercise price, if any, of the warrants.

13,435,720 shares of Common Stock are offered upon conversion of the Class B and Class B-1 Preferred Stock, up to 1,400,000 shares of Common Stock are offered upon conversion of the convertible notes, 132,400 shares are to be issued pursuant to a consulting contract, and 1,518,056 shares of Common Stock are offered upon exercise of warrants or as collateral for letters of credit.

22,506,000 shares of Common Stock are offered for sale by the holders thereof. The principal selling shareholders are:

Selling Shareholder	Number of Shares to be Offered	Percent of Outstanding Shares

Cater Barnard, plc
Envesta, plc
Californian Securities, SA
Other selling shareholders (XX in group)

Total Seller Shares Offered	22,506,000

The Common Stock is traded over-the-counter and quoted in the over-the-counter Electronic Bulletin Board; its symbol is “DLGG”. The shares to be sold hereunder will be sold in the existing market at the then current prices. The market for the shares is extremely small compared with the number offered for sale hereunder. The average daily volume during the last month was approximately 25,645. The last sale price on June 23, 2003 was $0.25.

The shares of Common Stock offered hereunder represent an investment risk. Please carefully review the section entitled “RISK FACTORS” found on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

No underwriters are assisting with this transaction.

This Prospectus is dated _________, 2003

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Summary

Dialog Group, Inc. (the “Company” or “DGI”) is a provider of relationship marketing communications services and business and consumer targeting databases for the healthcare, financial, and other direct-to-consumer, direct-to-professional business markets in the United States and anti-virus software in the United Kingdom. Current and past clients include Novartis AG; Schering-Plough; GlaxoSmithKline; Johnson and Johnson; Boehringer-Ingelheim; Forest Laboratories; Mercedes-Benz; Boeing; Siemens; and the People’s Bank of China. Partners and strategic relationships include United States Postal Service; Clear Channel Communications; ABC Radio; McGraw-Hill Television; Claritas; National Association of Insurance and Financial Advisors; and Microsoft.

The Company was created by the acquisition of Software Dialog plc (formerly Findstar, plc) (“Software”), ThinkDirectMarketing, Inc. (TDMI), and DirectMailQuotes LLC (DMQ), during late 2001 and early 2002 and HealthCare Dialog, Inc. (“HCD”), IP2M, Inc. (“IP2M”), HealthCare Horizons, Inc. (“HCH”), and the assets of Azimuth Targeted Marketing, Inc. (“Azimuth Data”) in 2003

DGI operates through three divisions: HealthCare Dialog ("HealthCare”), Data Dialog (“Data” or “DD”), and Software Dialog (“Software”).

HealthCare, which includes HCD, IP2M, and HCH, provides pharmaceutical companies with a suite of integrated healthcare-specific campaign creation and management capabilities – including strategic and creative services, media placement, interactive communication services, patient/consumer target identification, and database enhancement and management services.

Data, which includes TDMI, DMQ, and the Azimuth Data, offers small and mid size businesses the ability to target, create, print and execute a direct marketing campaign online from their desktop computer as well as offering a reverse telephone append service to inbound telephone call center. DMQ is focused on providing services to the mail shop channel while Azimuth offers data to large customers and brokers.

Software is the exclusive distributor of Panda Anti-Virus software in the United Kingdom. Panda Software International S.L, Software’s licensor, is a leading international developer of antivirus software for all types of client types including corporations, small and medium sized business’s, and home users.

The Company maintains its executive office on the Twelfth Floor, 257 Park Avenue South, New York, New York. Its telephone number is 212.254.1917 and its e-mail address is invrel@dialoggroup.com.

This Prospectus covers 13,435,720 shares to be issued by the Company upon conversion of DGI’s Class B and Class B-1 Preferred Stock, up to 1,400,000 shares to be issued upon exercise of warrants, and 132,400 to be issued to a consultant. It also covers 22,506,000 shares to be sold by the present holders thereof.

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Summary Consolidated Financial Information

The following is a summary of the consolidated financial statements of the Company as it existed before the 2003 acquisitions and HealthCare Dialog, Inc. as it was before it was acquired. The summary consolidated financial statements for the quarter ended March 31, 2003 are being presented on a pro-forma basis as we believe that the results of operations for the three months ended March 31, 2003 and 2002 are more meaningful then the actual results of operations that include only the month of March 2003 for the accounting acquirees. You should read the following data together with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus as well as with the consolidated financial statements referred to above and the notes therewith included elsewhere is this prospectus.

Statement of Operation Data and Share Data

Quarter Ended March 31, 2003 (Pro-Forma, Unaudited)

	HCD	IP2M	Software	Data Dialog	Corporate	Total

Revenue	$670,926	$633,584	$462,494	$912,480	$–	$2,679,484
Gross Profit	324,504	220,736	287,328	436,904		1,269,472
Net Income (Loss)	$91,129	$(103,946)	$(9,406)	$(139,773)	$(446,086)	$(608,082)

Pro-forma net loss per share, basic and diluted						$(0.02)

Pro-forma weighted average common shares outstanding, basic and diluted						35,195,429

Quarter Ended March 31, 2002 (Pro-Forma, Unaudited)

	HCD	IP2M	Software	Data Dialog	Corporate	Total

Revenue	$1,110,790	$483,336	$221,552	$776,225	$–	$2,591,903
Gross Profit	473,274	192,120	141,061	310,044		1,116,499
Net Income (Loss)	$(897,404)	$(521,022)	$190,006	$(690,241)	$23,722	$(1,894,939)

Pro-forma net loss per share, basic and diluted						$(0.05)

Pro-forma weighted average common shares outstanding, basic and diluted						35,195,429

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Year Ended December 31, 2002

	Software	TDMI	Corporate	DGI Total (Before 2003 Acquisitions)	HCD

Revenue	$1,210,150	$3,588,346	$–	$4,798,496	$3,433,880
Gross Profit	859,137	1,369,576	–	2,228,713	1,326,520
Net Income (Loss)	$(1,591,883)	$(2,622,740)	$(525,745)	$(4,740,368)	$(1,387,885)

Net loss per share, basic and diluted				$(0.64)	$–

Weighted average common shares outstanding, basic and diluted				7,409,302	–

Year Ended December 31, 2001

	Software	TDMI	Corporate	DGI Total	HCD

Revenue	$794,314	$1,510,164	$–	$2,304,478	$5,754,024
Gross Profit	453,348	377,973	–	831,321	2,345,376
Net Income (Loss)	$(1,016,909)	$(5,434,933)	$–	$(6,451,842)	$(84,621)

Pro-forma loss per share, basic and diluted				$(0.87)	$–

Pro-forma weighted average common shares outstanding, basic and diluted				7,409,302	–

Balance Sheet Data

	Combined Companies As of March 31, 2003	DGI As of December 31, 2002	HCD As of December 31, 2002

Cash	$225,614	$54,111	$94,390
Total current assets	1,456,365	633,985	270,722
Total assets	6,344,140	877,742	393,616
Total current liabilities	5,396,787	3,754,681	1,179,123
Long-term debt	106,666	–	–
Stockholders’ equity (deficiency)	840,687	(2,876,939)	(785,507)

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Risk Factors

An investment in the Common Stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in the Common Stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

1.	The Company will require additional funds to overcome its capital deficits. Its inability to obtain additional financing could have a material negative effect on its ability to maintain business operations.

No proceeds from this offering, other than a maximum of $104,000 from the exercise of the certain warrants, will be received by the Company. The Company’s working capital deficit and overall capital deficit will not be addressed by this offering. DGI will need to raise additional funds through public or private debt or sale of equity to maintain operations ant its current business strategy. Financing may not be available when needed. Even if financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that any funds will be available or, if available, will be on commercially reasonable terms. There can be no assurance that DGI will be able to obtain financing if and when it is needed on acceptable terms.

The inability to obtain financing on reasonable terms could have a material negative effect on the Company’s business, operating results, or financial condition to such extent that it could be forced to restructure, file for bankruptcy, sell assets, or cease operations, any of which could put your investment dollars at significant risk.

2.	The independent auditors have issued a report which may hurt DGI’s ability to raise additional financing and the price of the Common Stock.

The independent auditors’ report on DGI’s financial statements for the year ended December 31, 2002 contains an explanatory paragraph which indicates that DGI “has suffered recurring losses from operations and has significant accumulated deficiencies, which raise substantial doubt about its ability to continue as a going concern.” The deficit accumulated as of March 31, 2003 was $(3,160,425). The working capital deficit on that date was approximately $(3,940,000). While management has developed plans regarding these matters, there is no assurance that they will be either successful or adequate. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run its business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us.

3.	The market may not be able to absorb the shares offered by the selling shareholders or the shares issued upon conversion of the Preferred Stock or the Debt or the exercise of the warrants.

The Selling Shareholders intend to offer their shares for sale in the existing market at the then current price. The volume of transactions in the Common Stock averages only 26,000 (0.07% of the number of shares offered hereby). No underwriter has agreed to manage or assist with the sale of the Common Stock offered hereby. As a result of these and other factors, there is no assurance that the market can absorb the number of shares offered or that, if the shares can be sold, at what price.

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4.	DGI’s growth and future profitability depend on both its ability to effectively sell its services and the continuing trend toward the use of outside providers in the healthcare industry and among small and mid size businesses.

The Company’s growth and future profitability will depend in large part on both its ability to effectively sell its direct and interactive marketing communications services and the continuing trend in the pharmaceutical industry toward contracting with outside providers, or “outsourcing,”. There can be no assurance that DGI will be successful in its selling efforts or that the trend in outsourcing will continue since present clients may elect to perform these services internally.

5.	The Company depends on the pharmaceutical industry for a substantial percentage of its business.

DGI’s earns a significant amount of its revenues from services provided to pharmaceutical companies. For this reason, its business, financial condition and results of operations depends heavily on the sale and marketing expenditures of pharmaceutical companies. Developments in the pharmaceutical industry, such as the increasing use of generic drugs in place of branded drugs upon patent expiration or a reduction in the promotional expenditures of pharmaceutical companies, could have a material adverse effect. Pharmaceutical companies might reduce promotional expenditures in response to a number of factors, including:

•	governmental reform and private market initiatives to cut the cost of pharmaceutical products,

•	governmental medical association or pharmaceutical industry initiatives to regulate the manner in which pharmaceutical companies promote their products, or

•	a decrease in the number of new drugs being developed or delays in their introduction.

There have been a number of private market initiatives to limit healthcare costs, particularly pharmaceutical costs. For instance, certain large managed healthcare providers have adopted the use of formularies (lists of preferred drugs), creating pressure on pharmaceutical companies to cut costs, including promotional and marketing expenditures. Private market initiatives to further contain healthcare costs could have a material adverse effect on DGI’s revenue.

6.	DGI’s largest clients account for a substantial percentage of its revenues.

The Company’s revenue and net income depend heavily on its relationships with a limited number of large companies. You can expect a similar level of concentration with the largest clients to continue. The loss or significant reduction of business from any major client would have a material adverse effect on DGI’s revenue.

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7.	Client contracts are generally short-term and easily cancelable.

The term of most DGI contracts is generally one year or less, and clients may terminate a contract on 30 to 60 days’ prior notice without penalty. The failure to obtain new contracts to replace expiring contracts, or the termination or delay of existing contracts, could have a material adverse effect on DGI’s revenue.

8.	DGI competes in a highly competitive and fragmented market.

•	This industry is highly competitive and fragmented.

•	A number of competitors have capabilities and resources equal to or greater than DGI’s. The Company may experience pricing pressures and loss of market share due to competition.

9.	The Company’s growth places strains on its management, operations and systems.

DGI has experienced rapid growth in the number of its employees, the size of its programs, and the scope of its operations and services. These changes are expected to continue. This growth has placed, and will continue to place, strains on management, employees, operations, and systems as well as the ability to meet current and future capital requirements. Future growth will depend on a number of factors, including:

•	expansion of business with existing clients,

•	offering of additional services,

•	the development of new client relationships,

•	pursuit of strategic acquisitions, and

•	recruitment motivation and retention of additional qualified personnel.

If the Company is unable to manage its expanding operations effectively or maintain its growth, it will have a material adverse effect on operations.

10.	DGI depends on the continued services of key personnel.

DGI’s success depends in large part upon the continued services of its key management, including Peter V. DeCrescenzo, President and Chief Executive Officer, Vincent DeCrescenzo, Sr., Chief Operating Officer and Chief Financial Officer, and senior members of management, including Cindy Lanzendoen. Although the Company has entered into multi-year employment agreements with these individuals, the agreements do not guarantee that they will continue their employment with DGI. In order to support continued growth, DGI will need to recruit, develop and retain additional qualified management and creative and operational personnel. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on operations.

11.	The healthcare and database industries are highly regulated.

The healthcare industry is extensively regulated. Various laws, regulations and industry guidelines affect the provision and reimbursement of healthcare services and products, including pharmaceutical products. Certain areas of its business are subject to government regulation. It is possible that new or different laws, regulations or guidelines may apply in the future. Many states have enacted laws requiring no-call lists and a national no-call list is being considered. Violations of these laws carry substantial fines. DGI’s failure or the failure of its clients to comply with applicable regulatory requirements or industry guidelines could:

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•	limit certain business activities,

•	subject the Company or its clients to adverse publicity,

•	increase the costs of compliance

•	subject the Company or its clients to monetary fines or other penalties.

Any of these could have a material adverse effect on revenue and profitability.

12.	Healthcare reform initiatives may cause a decrease in spending for DGI’s services.

Congress and other federal and state bodies have considered healthcare reform measures in recent years. The general intent of the proposals has been to reduce the growth of healthcare expenditures while expanding healthcare coverage for the uninsured. Although comprehensive healthcare reform has been on the agenda, legislators have passed only limited proposals focusing on the delivery of healthcare services. Governmental bodies may consider comprehensive healthcare reform again and may continue to enact limited reform bills. Government healthcare reform may adversely effect the promotional and marketing expenditures of pharmaceutical companies, which could decrease DGI’s business opportunities. No one can predict the likelihood of any legislative reform or the effects it might have on the Company’s revenue or profitability.

13.	There have been an increasing number of lawsuits against healthcare and database industry participants and DGI could become a target of a lawsuit.

In recent years, there have been an increasing number of lawsuits against healthcare and database industry participants. These lawsuits often involve large claims and significant legal costs. Although DGI has never been subject to this type of lawsuit, as a provider of services to these industries the Company faces the risk of being named as a party in a lawsuit, with the attendant risks of significant legal costs, substantial damage awards and adverse publicity. Even if any claims ultimately prove to be without merit, defending against them can result in adverse publicity, diversion of management’s time and attention and substantial expense. Therefore, any claims could have a material adverse effect on net income.

     The Company maintains insurance policies, including liability insurance. It cannot be certain that this coverage will be sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost. Although Company contracts require the client to indemnify DGI for claims and expenses arising with respect to the services performed on the clients’ behalf, the contracts may not provide for adequate indemnification against all potential litigation risks. The contracts also often require the Company to indemnify clients for its negligence. DGI can be held liable for errors and omissions of its employees for services they perform that are outside the scope of any indemnity. The insurance policies do not insure against the errors and omissions of Company employees. DGI could also incur losses because of the cost of legal proceedings associated with its services or the pharmaceutical products with respect to which it provides services.

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14.	A small number of principal stockholders could control the outcome of important corporate transactions.

DGI’s directors and executive officers, particularly Peter DeCrescenzo, Cindy Lanzendoen, and Vincent DeCrescenzo, Sr. own a significant amount of its outstanding Common Stock. In addition, one shareholder, Cater Barnard, plc, controls a substantial part of the outstanding shares. As a result, these stockholders will have the ability, if they act in concert, to control the outcome of fundamental corporate transactions requiring stockholder approval, including mergers, sales of assets and the election of the members of the Board of Directors. Additionally, this voting concentration may have the effect of discouraging, delaying or preventing a change in control of the company.

15.	DGI does not intend to pay dividends in the foreseeable future; investors should not buy the Common Stock expecting to receive dividends.

DGI has never paid a dividend and cannot give any assurance that its operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, the Company anticipates that any funds available will be utilized to finance growth and not to pay cash dividends to stockholders.

16.	Your investment could be subject to dilution

DGI will certainly require further financing to eliminate its working capital deficit and pursue its business strategy. In addition, it has set aside a certain number of shares to incentivize existing and future employees. Both events can be expected to entail dilution of all outstanding securities. The Company cannot predict to what extent your interest will be diluted in the future.

17.	The price of the Common Stock may fluctuate significantly and you may find it difficult to sell your shares at or above the price you paid for them.

There is a thin trading market in the Common Stock. The Company does not know the extent to which that market will expand or contract upon the resale of the shares registered under this prospectus. Therefore, your ability to resell your shares may be limited. Actions or announcements by DGI’s competitors, regulatory developments and economic conditions, as well as period-to-period fluctuations in its financial results, may have significant effects on the price of the Common Stock and prevent you from selling your shares at or above the price you paid for them.

18.	"Penny Stock" rules may make buying or selling the Common Stock difficult.

Trading in the Common Stock is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends the Common Stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit its market price and liquidity. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

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–	Make a suitability determination prior to selling a penny stock to the purchaser;

–	Receive the purchaser's written consent to the transaction; and

–	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell the Common Stock and may affect your ability to resell the Common Stock.

Company Securities

The Company is authorized to issue 175,000,000 shares of its Common Stock and 1,500,000 shares of Preferred Stock.

Common Stock

As of June 23, 2003, there were 82,220,823 shares of Common Stock issued and outstanding. In addition, 26,353,776 shares were reserved for issuance upon conversion of the Company’s Preferred Stock, Employee Stock Options, convertible notes, and warrants. An additional approximately 150,681unclaimed shares are reserved for issuance to creditors under the 2001 Plan of Reorganization.

Each share of Common Stock is entitled to one vote on all matters coming before the Company’s shareholders, including the election of Directors. The shares of Common Stock are not entitled to cumulative voting or pre-emptive rights.

The Common Stock is traded over-the-counter and quoted in the over-the-counter Electronic Bulletin Board; the symbol for the Common Stock is “DLGG”.

The reported high and low bid prices for the Common Stock are as shown below for first and second quarters of 2003 (through June 25, 2003) and the years ended December 31, 2002 and December 31, 2001. The quotations reflect inter-dealer prices and do not include retail mark-ups, markdowns or commissions. The prices do not necessarily reflect actual transactions.

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	High Bid	Low Bid

2003
First Quarter	$0.60	$0.31
Second Quarter (through June 25, 2003)	$0.35	$0.13

2002
First Quarter	$3.00	$ 0.25
Second Quarter	$ 2.05	$ 0.21
Third Quarter	$ 0.80	$ 0.15
Fourth Quarter	$ 1.50	$ 0.15

2001
First Quarter	$ 2.60	$ 0.02
Second Quarter	$ 0.02	$ 0.02
Third Quarter	$ 1.00	$ 0.02
Fourth Quarter	$ 0.20	$ 0.20

The last sale price of the Company's Common Stock on June 23, 2003, was $0.25 as reported on the over-the-counter Electronic Bulletin Board. As of the June 20, 2003, there were 491shareholders of record of the Company's Common Stock. The Company has been informed that approximately 550 shareholders hold their Common Stock in nominee name.

Preferred Stock

Each share of Preferred Stock has a par value of $0.001. The preferred shares are issued in classes as designated by the Board of Directors. There are presently two classes, B and C, each divided into two or more sub classes. Neither class of preferred is entitled to receive dividends.

Class B: The two Class B shares, B and B-1, have identical rights. They have a stated value of $80 and are convertible into Common Stock at two ($2) dollars per share or 40 to 1. Each share is entitled to 40 votes with respect to the election of directors and one vote on all other matters. Each share has an $80 liquidation preference. There are 350,000 shares of Class B designated, of which 72,417 are outstanding and 300,000 shares of the Class B-1, of which 263,476 are outstanding. There are approximately 200 holders of the Class B Preferred.

Class C: Several series of Class C stock were created to serve as collateral for a loan from a consortium of European institutional lenders. Upon the occurrence of a loan default, each share is convertible into 1,000 shares of Common Stock. The shares have no voting rights. Each share has a $22.25 liquidation preference. There are 35,000 shares of Class C-1 designated, of which 34,308 are outstanding, 5,000 shares of Class C-2, all of which are outstanding, and 9,600 shares of Class C-3, of which 9,572 are outstanding. All the shares of each subclass are held by the same nominee for the European institutional investors.

Dividends

The Company has never paid cash dividends on its Common Stock. The Company presently intends to retain future earnings to finance the expansion of its business and does not anticipate that any cash dividends will be paid in the foreseeable future. The future dividend policy will depend on the Company's earnings, capital requirements, expansion plans, financial condition and other relevant factors.

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Principal Holders of Common Stock

The following table sets forth information, as of June 20, 2003 with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class1

Cater Barnard, plc [2] 6 Lloyds Avenue London, England EC3N 3AX	14,398,897	15.1%

Stephen Dean 6 Lloyds Avenue London, England EC3N 3AX	14,398,897[3]	15.1%

Peter V. DeCrescenzo 257 Park Avenue South New York, NY 10010	23,131,060[4]	24.2%

Cindy Lanzendoen 257 Park Avenue South New York, NY 10010	5,692,745[5]	6.0%

Carol and Marvin Monsky 257 Park Avenue South New York, NY 10010	6,408,788[6]	6.7%

Pacific Continental Securities UK Nominees Limited 111 Cannon Street London, England EC4N 5AR	8,713,999[7]	9.1%

1

All numbers are as of June 23, 2003 and do not reflect approximately 150,681 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed but do include 13,435,720 shares issuable upon conversion of the Preferred Stock. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that such persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report

2	This Company is controlled by Stephen Dean.
3	This includes of 14,398,897 common shares held by Cater Barnard.
4

This includes 18,514,260 shares of Common Stock now held, 4,411,800 shares of Common Stock issuable upon conversion of 110,295 shares Class B-1 Preferred, and 200,000 shares issuable upon the exercise of Options.

5

This includes 4,502,385 shares of Common Stock now held, 1,040,360 shares of Common Stock issuable upon conversion of 26,009 shares Class B-1 Preferred, and 150,000 shares issuable upon the exercise of Options

6

This includes 3,432,114 shares of Common Stock held by Carole Monsky, 836,400 shares of Common Stock issuable upon conversion of 20,910 shares Class B-1 Preferred held by her, 1,680,674 shares of Common Stock held by Marvin Monsky, 409,600 shares of Commons Stock issuable upon conversion of 10,240 shares Class B-1 Preferred held by him, and 50,000 shares issuable upon the exercise of Options held by Mr. Monsky.

7	These shares are held as nominee for the purchasers of the Company’s common stock under its Regulation S offering.

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Shares Included in this Prospectus

Shares to be Issued upon Conversion of Preferred Stock

Each Class B or Class B-1 preferred share may be converted at the holder’s option, into 40 shares of Common Stock. The Company is registering 13,435,720 shares of its Common Stock for issuance to the holders of the Preferred Stock. These shares will be issued to holders as they elect to convert. When they do, transfer of their shares will no longer be restricted.

Shares to be Issued upon Conversion of Convertible Notes

At the time of the IP2M acquisition, the Company issued its convertible notes in the initial principal amount of $100,000 in exchange for certain debts and obligations of IP2M. These notes provide that they may be converted at a price based on the closing bid price for Common Stock on the date of exercise. Although the exact number of shares to be issued cannot be determined at this time, the Company has reserved and registered 400,000 shares of Common Stock for this purpose.

In connection with the acquisition of HCH, the Company agreed to make its shares available for conversion of a note to be issued by HCH. The initial principal amount of the Note will be $250,000. The note may be converted at any time at a conversion price of $0.25. Accordingly, the Company has reserved and registered 1,000,000 shares of Common Stock for this purpose. Conversion of the note is at the discretion of the holder, but the then outstanding principal balance automatically converts at the conversion price if the closing bid price for the Common Stock remains above $0.50 for thirty (30) days during any forty (40) day period.

Shares to be Issued upon Conversion of Warrants

The Company has three types of Warrants outstanding. The Company has reserved and registered 1,304,140 shares of Common Stock for issuance upon exercise of these warrants.

In connection with the acquisition of TDMI, the Company issued warrants to purchase 168,056 shares of the Common Stock. Warrants to purchase 66,000 shares have a purchase price of $1.89 and the balance have a purchase price of $3.00.

In connection with the Company’s Regulation S offering through Starz Investments Limited, the Company has agreed to issue a warrant to Burnham Securities, Inc. allowing it to purchase 786,084 shares of Common Stock at a purchase price of $0.11 per share.

Finally, in connection with a bridge loan, the Company issued a warrant entitling A-Street Capital Corp. to purchase 350,000 shares of Common Stock at a purchase price of $0.05 per share. This warrant provides for a cashless exercise which, although resulting in the issuance of fewer shares, provides no funds for the Company.

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Shares to be issued pursuant to Consulting Agreements.

     On February 12th, 2003 the Company agreed to issue 200,000 shares to Knightsbridge Capital for consulting services. 67,600 were issued in private transactions, but the remaining 132,400 shares are being registered for issuance to Knightsbridge Capital.

Selling Security Holders

     The following table sets forth as of the June 20, 2003 the name and address of each Selling Shareholder, the number of shares of Common Stock held by the Selling Shareholder, the number of shares offered for sale by each Selling Shareholder, the amount to be held after the offering is complete and the percentage of the Common Stock it represents. Any material relationship which the Selling Shareholder has with the Company since January 1, 2000 is indicated in a footnote.

Name	Address	Presently Owned	Offered for Sale	Remaining	Percent of Outstanding

Walter Beach	3418 Monte Carlo Dallas Texas 75224	30,000

Thomas Box	397 Park Avenue Cornan, NY 14830	10,000

Walter Bradley	6105 Bay Valley Court Flower Mound, TX 75022	20,000

Californian Securities, SA	Edificio Bilbao Plaza Suite 218 Panama City, Panama	1,100,000

Joe Campbell	PMB 109 6524 San Felipe # 109 Houston, TX 77057	100,000

Adel Chaouch	712 Tirrell Street Houston, TX 77019	33,333

Maureen Chaouch	712 Tirrell Street Houston, TX 77019	33,333

Cater Barnard, plc[1]	6 Lloyd’s Avenue London, England EC3	14,398,897

CDSI Holdings, Inc.	100 SE Second Street 32nd Floor Miami, Florida 33133	330,000

Cougar Management Services	Attn: Randall Halbert 4318 Orange Jasmine Houston, TX 77059	66,667

Jack Curtin	174 Laura Street San Francisco, CA	70,000

Delta Asset Holding Corp, Inc.	300 Old Country Road Minneola, NY 11501	125,000

Frances Donovan	2006 Potomac Circle Houston, TX 77057	33,333

Timothy Donovan	2006 Potomac Circle Houston, TX 77057	66,667

Patrick Donovan	3003 Avalon Terrace Houston, TX 77057	66,667

William F. Donovan	903 Creekwood Way Houston, TX 77024	833,333

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Name	Address	Presently Owned	Offered for Sale	Remaining	Percent of Outstanding

Paul Dowden	12 Brown Hill Estates Road Hamilton Parash, Bermuda	100,000

DWG International, Inc.	5215 Turnburry Lane Las Vegas, NV 89113	462,780

Envesta, plc[1]	6 Lloyd’s Avenue London, England EC3	2,550,000

Tommy Fibich	1401 McKinney, Suite 1800 Houston, TX 77010	166,667

Guy R. Fogel	4102 24th Street, Suite 102 Lubbock, TX 79410	66,667

William A. Forster	Ocean Drive Boca Raton, Florida	175,000

Michael Grabinski	200 Lake Street #11 Burlington, VT 05401	3,000

Martin Hubbard	612 16th Street Puyallup, WA 98372	20,000

William Lingnell	1270 Shores Court Rockwall, TX 75087	6,000

Kuma Consulting, Inc	311 West 94th Street New York, NY 10025	102,000

Ray Kuusito	Hillcrest Health Care Center 15409 Wayzata Boulevard Wayzata, MN 55391	62,000

LV Rental, LLC	8908 Players Club Drive Tournament Hills Las Vegas, NV 990134	200,000

Lance, Malvin & Partners	c/o Budin Partners, 20 Rue Senebier Geneva, Switzerland 1211	27,600

William Miller	444 N. 32nd Street Harrisberg, PA 17111	15,000

OPM Holdings	Attn: Tom Perez 3400 Fondren Houston, TX 77063	66,667

Orange West, LLC	67 Blackburne Terrace West Orange, NJ 07052	500,000

Robert Pickerell SEP IRA	1107 Club Drive Johan, PA 15905	150,000

Art Sadin	211 East Parkwood, Suite 207 Friendswood, TX 77546	500,000

Don Shelton	3621 Spyglass Lane Lincoln, NE 68507	9,000

Lee Tate	3102 East Trent Spokane, WA 44234	3,000

Gregg Thomberlin	PRI Box 1010 Peru, VT 05152	50,000

Roger Thorne-Thomsen	1950 N. Main Street Londonderry, VT 05148	9,000

Dale Vanvoorhis	5648 Pioneer Trail Hiram, OH 44324	9,000

James Van Wert	3171 State Route 122 Franklin, OH 45004	30,000

Michael S. Watson	5466 Pebble Beach Drive Hamburg, NY 14075	3,000

(1)	Cater Barnard and Envesta have been controlling persons of DGI and its predecessor since December 2001. See “Related Party Transactions” below for a compete description.

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     Plan of Distribution

     None of the Selling Shareholders have informed the Company of their intention to use an underwriter to distribute the Common Stock offered hereby. They have informed the Company that they will sell their Common Stock through existing Brokers and Dealers in normal market transactions.

Use of Proceeds and Dilution Upon Sale.

     DGI expects to receive less than $104,000 from the exercise of certain warrants hereunder. All proceeds will be used to reduce the working capital deficit.

     As virtually none of the sale price is going to the Company, the purchasers will experience no dilution of their investment.

Description of the Company

General

     Dialog Group, Inc. (formerly IMX Pharmaceuticals, Inc.) (the “Company” or “DGI”) is a publicly traded corporation (OTCBB:DLGG) with headquarters in New York City and offices in Burbank, California; Sunrise, Florida; Houston, Texas; and Cambridge, United Kingdom.

     During December 2002 and January 2002, the Company acquired Software Dialog plc (formerly Findstar, plc) (“Software”), ThinkDirectMarketing, Inc. (TDMI), and DirectMailQuotes LLC (DMQ); it acquired HealthCare Dialog, Inc. (“HCD”), IP2M, Inc. (“IP2M”), HealthCare Horizons, Inc. (“HCH”), and the assets of Azimuth Targeted Marketing, Inc. (“Azimuth Data”) in 2003. As a result, DGI can conceive and implement a comprehensive program for its health care and other clients and execute it with DGI’s specialized data bases and services and unique channels of communication. The new, united company combines a depth of healthcare knowledge and broad strategic and creative services with the information and channels to quickly achieve their clients’ objectives.

     DGI operates through three divisions: HealthCare Dialog (“HealthCare”), Data Dialog (“Data” or “DD”), and Software Dialog (“Software”).

     Through its operating divisions, DGI provides its clients a suite of products that are available as either a turnkey solution or as a component for their marketing plan. DGI provides proprietary online and offline support for the healthcare, small business, telephone service bureau, financial services and direct marketing industries in the United States, and software in the United Kingdom. Current and past healthcare clients include Novartis AG, Schering-Plough, GlaxoSmithKline, Johnson and Johnson, Boehringer-Ingelheim and Forest Laboratories. Partners and strategic relationships include the United States Post Office, Clear Channel Communications, ABC Radio, McGraw-Hill Television, Claritas, National Association of Insurance and Financial Advisors, and Microsoft.

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Description of Healthcare Dialog

The Healthcare Dialog division consists of HCD, IP2M, and HCH. Healthcare Dialog is a provider of relationship marketing communications services to the healthcare industry.

Healthcare Dialog has long provided pharmaceutical companies with a suite of integrated healthcare-specific campaign creation and management capabilities – including strategic and creative services, interactive communication services, patient/consumer target identification, and database enhancement and management services. Combining these services into integrated programs, Healthcare Dialog creates, launches, and continually upgrades a range of targeted and highly customizable direct and interactive marketing campaigns. Clients rely on Healthcare Dialog to help establish and build more valuable and longer lasting relationships with physicians, patients, and consumers over a broad array of permission-based contact points, including Internet websites, opt-in e-mails, digital, on-demand print, direct mail and telemarketing. Healthcare Dialog provides clients with comprehensive healthcare expertise, access to databases of more than 100 million households, experience in scalable mass personalization distribution technology, capabilities in syndicated marketing campaigns and track record of successfully delivering professional results.

Past and present Healthcare Dialog clientele includes global pharmaceutical leaders such as Novartis AG and Schering-Plough Corp. Healthcare Dialog partners with numerous client-side brand teams and sales force management teams offering its wide ranging experience with both mass market and niche client brands, including such household names as Coppertone®. Because of its in-house content development and media production capabilities, Healthcare Dialog also provides its services to other industries.

The acquisition of IP2M has broadened the channels HealthCare can use to reach its clients’ targets. IP2M has developed a unique marketing platform in healthcare that integrates radio, television, and the Internet to assist clients in targeting consumers. IP2M offers a national solution using the existing loyalty of the local radio and television stations to drive traffic to the client's content and advertising within the IP2M platform.

This allows HealthCare Dialog to offer its clients

•	Specialized advertising, marketing, and promotional programs to targeted consumers at competitive rates

•	Broad coverage through exclusive content partnerships with leading media companies (including Clear Channel Radio, Morris Communications, Nassau Media Partners, Hispanic Broadcasting, Granite Broadcasting Corp. and through Internet Broadcasting Systems (IBS) with Hearst Television, Post Newsweek Television, McGraw Hill Television, and Freedom Television.)

•	Proprietary content and distribution technology.

Typically, IP2M will provide healthcare-related content to a media partners' branded website and sell the entire "package" of radio, television and online media to its healthcare customers. Through its media partnerships, IP2M has immediate access to over 1,000 radio and television stations and an audience in excess of 100,000,000 people. Each of these radio and television stations is sending consumers to their websites. Thus, IP2M receives the benefit of its media partners’ existing website viewers. IP2M's unique technology allows it to distribute different content and advertising to each site based on market and demographics in a scalable manner. Through its network of thousands of websites, radio and television stations, IP2M is able to reach and specifically target millions of consumers on a nation-wide basis and provide customization based on product and market segmentation. As IP2M integrates all media, it has become a "one stop shop" offering clients cost-efficiencies.

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IP2M tracks results, supplies objective performance measures, and is able to maximize its clients’ return on investment. Clients have found IP2M’s health channel to be several times more effective than print media alone and even more effective than the Internet without any broadcast support in directing viewers to the clients’ own website.

IP2M's clients for 2002 included Roche Pharmaceutical, Pfizer, GlaxoSmithKline, Depuy Johnson & Johnson, Takeda Pharmaceuticals, Novartis, St Luke's Hospital and Quality Medical Management. Each client has extended its campaign, engaged IP2M for additional brands, or placed IP2M on its 2003 media plan.

HCH owns, collects and distributes demographic, disease, and healthcare information. Their permission–based data acquisition and management system offers HealthCare’s clients a superior level of market intelligence providing them with an unprecedented opportunity to market on a one-to-one basis. As part of its marketing services, HealthCare Horizons provides a co-op telephone interview in which custom questions are asked for non-competing clients to develop prospects for their products and services. Each participating household is pre-selected from a proprietary national household database and then interviewed by a live operator. Responses to a client’s question set are available for use immediately after the interview and become the property of the client.

Healthcare Horizons also provides its services to other industries including insurance, hotel and hospitality services. Its past and present clients include Claritin, Progressive Insurance, Marriot Vacation Clubs, Assurant Clinical Trails and more.

Description of Data Dialog

The Data Dialog division consists of TDMI, DMQ, and the Azimuth Data.

TDMI provides small and mid-size businesses the ability to target, create, print and execute a direct marketing campaign online from their desktop computer. TDMI offers online subscribers access to consumer and business databases containing information on over 100 million US businesses and consumers that can be searched by geographic and demographic information including age, income, and other demographic profiles. In addition to its subscription products TDMI offers thousands of specialized consumer and business lists from the nation’s largest data compilers. TDMI also offers data services such as data appending and list cleansing. To complement these data services TDMI has made available to its customers the ability from their desktops to plan, budget, and execute an entire direct mail campaign using its online mailing solutions.

TDMI’s Partners include: United States Postal Service (which has access to all US households, approximately 250 million, and 16 million businesses); Microsoft, a worldwide leader in software, services and Internet technologies for personal and business computing; Avery Dennison, a global leader in label & office products; Claritas, a leading provider of marketing information solutions, including marketing databases, industry-expertise, data access and analysis; National Association of Insurance and Financial Advisors (NAIFA) consisting of approximately 70,000 insurance and financial advisors worldwide; Artisoft, a provider of computer telephony systems; and Interactive Intelligence, a developer of enterprise software for call centers.

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TDMI’s direct mail, mailing services, and telemarketing products are specifically tailored to provide a cost-effective and powerful direct marketing solution for new customer acquisition and customer retention to the more than 20 million small and medium size businesses in the United States. Products and services are delivered from the Company’s web site and sales offices in the U.S.

DigitalData, TDMI’s call center data platform has been integrated for access and endorsed by major Call Center and CRM solution providers. This opens their extensive reseller channels to TDMI. DigitalData is considered by the industry as one of the top providers in the industry for real time identification data. Current clients include PetMed and Air Jamaica

DMQ, through its MailMogul professional brand, provides mailing list acquisition, mailing supplies, National Change of Address (NCOA) for data cleansing and enhancement and the industries premier lead generation service, Directmailquotes.com, for the letter shop channel. DMQ is also one of the five USPS partners, further consolidating TDMI’s position as the Postal Services leading affiliate.

Description of Software

Software is a sales and technical support led organization with telemarketing capabilities currently selling and distributing on an exclusive basis the Panda Software anti-virus software and products in the United Kingdom. The current product range consists of a complete set of antivirus solutions covering all home and business applications.

Panda Software International, which created the software, has been one of the fastest growing European companies over the last 5 years and is included again in Europe 500 list, drawn up by GrowthPlus, ranking at 28th place, up from 57th last year. Panda International distributes the software through country or regional exclusives, such as Software, and directly over the Panda web site, on television sales channels such as QVC, and to retailers such as Staples.

Software sells exclusively through its channel partners: distributors and resellers. The products are also sold directly to corporate and business end users.

Software holds the exclusive distribution license for the sale, marketing, and distribution of Panda Software products throughout England, as well as in Scotland and Wales. The licence has a five-year term ending in January 2006. After that, it automatically extends for two additional two year periods unless cancelled by either party. Software’s award winning products are gaining recognition in the UK, with sales to date running some 63% higher than last year. Software provides local technical support, and a recent consumer survey showed an 85% satisfaction rating for Software, significantly higher than the sector average.

All of the anti-virus product users are initially licensed for 1, 2 or 3 years. Renewals, necessary to keep the virus list current, are an important part of the Software’s sales.

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Prior History

The Company was organized under the laws of the State of Utah in June of 1982, originally for the purpose of engaging in the acquisition, exploration and development of natural resources. For a period of time commencing in January 1984, the Company was engaged in the business of importing and brokering various products and merchandise. From 1991 until September 1995, the Company conducted limited business and had virtually no assets or liabilities.

In September 1995, the Company entered into an agreement whereby it acquired the exclusive marketing and distribution rights in the United States for certain pharmaceutical products manufactured by Meyer-Zall Laboratories of South Africa ("Meyer-Zall"). The products included an over-the-counter psoriasis medication developed by Meyer-Zall, Exorex. In June of 1998, the Company completed the formation of a joint venture, the Exorex Company, LLC (the "LLC") with Medicis Pharmaceutical Corporation of Phoenix, Arizona ("Medicis") in which the Company received a 49% interest. In June 1999, the Company sold its interest in the LLC in return for $3.6 million in cash and the assumption of all liabilities of the Company in the LLC and certain inventory of the LLC.

Through the second quarter of 2000, IMX was primarily engaged in the development of lines of health and beauty products that the company believed would offer superior benefits to consumers. The Mother 2 Be®, Proctozone™, and Podiatrx™ lines were launched in 1999 and the first quarter of 2000.

By July of 2000, the Company had completed its acquisition of the Enviro-Tech Distribution Network and acquired new product lines to join its earlier lines in direct distribution. The Company engaged in this series of acquisitions (see “Acquisitions”) to transform the Company from a development company into a Multi Level Marketing company with a large North American Independent Distributor network and a modern manufacturing, warehousing, and distribution facility for its growing array of proprietary products.

Achieving the results proposed in the Company’s post acquisition business plan required the Company to raise approximately $1,500,000 in asset based financing and achieve prompt consolidation of its operations in Boca Raton, Florida, and Elbow Lake, Minnesota. The Company was not able to obtain the required financing and was substantially delayed in consolidating its operations. The Company’s cash flow became insufficient to either sustain operations or pay creditors currently. As a result, on November 20, 2000 the Company and imx-eti LifePartners, Inc., its wholly owned subsidiary, filed for protection from their creditors and an opportunity to reorganize under Chapter 11 of the United States Bankruptcy Act.

On September 26, 2001, after a hearing, the bankruptcy court confirmed the Company’s Third Amended Plan of Reorganization. The order was entered on October 11, 2001 and the Plan was declared effective on December 11, 2001. The Final Order terminating the bankruptcy was entered on October 24, 2002 The Plan provided, in part, for a one for twenty consolidation of the Company’s existing Common Stock, the payment of cash to the Company’s priority and secured creditors, and the issuance to its unsecured creditors of one share of common stock for each four ($4) dollars of debt. The cash needs of the plan were funded by the purchase by Cater Barnard of 75,000 shares of common stock at four ($4) dollars per share and 2,810 shares of the Class B Preferred stock at $80 per share.

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Management Discussion and Analysis of Operating Results

The financial statements included in this Prospectus include audited statements for the Company as it existed before the 2003 acquisitions and HealthCare Dialog, Inc. as it was before it was acquired. In addition, unaudited statements for the first quarter of 2003 are included.

Annual Overview

HCD

Sales declined over $2MM from the 2001 level of almost $6MM. The first of the two major factors impacting sales in HCD’s healthcare agency was Schering Plough’s decision to switch Claritin from RX to over the counter. Over one half million dollars in revenue was lost in 2002 as a result of the closing of Schering-Plough HealthCare Products’ Managed Care Marketing Group. Healthcare Dialog worked with this group until November 2001, in efforts to provide managed care plans value added programs that supported formulary access for Claritin. Once Claritin was switched to OTC status, the need for the department and its marketing efforts was eliminated. The more significant reduction in sales resulted from a trend towards lower pricing for Web sites and interactive marketing applications. In 2001 the agency had greater volume and was able to charge higher prices for Web sites compared to 2002. In 2002, the agency enjoyed higher margins for managing sites, but could not replace the loss in gross margin from the prior year’s volume. Finally the company contracted for less printing in 2002 than in 2001. For nearly all clients, printing is a service provided at a low mark-up.

The reduction in the cost of personnel, primarily account management and freelance designers and writers, was a significant factor in the lowering of cost of goods. The reduction in low margin printing also enables HCD to maintain its gross profit rate. The last component of the reduction in pre tax profit was the more than $400,000 in depreciation of assets.

Software

For the fiscal year ended December 31, 2002, Software’s consolidated net sales were approximately $1,210,000 as compared to approximately $794,000 for the year ended December 31, 2001. The increases in sales are attributable to Software’s growing presence and awareness in the UK.

The company’s gross profit margin was 71% for 2002 compared with 57% in 2001. The change to gross profit margin is largely due to reduced packaging prices paid to Panda International, and an improvement on selling prices achieved, the effects of renewal income were also starting to show for the first time.

Software’s operating expenses were approximately $2,573,000, for the year end December 31, 2002. It should be noted that this figure includes considerable one time adjustments, including over one million dollars for an impairment of goodwill. Management does not expect further impairments of goodwill. The operating expenses for the twelve months ended December 2001 were approximately $1,464,000. Management does not anticipate operating costs to significantly alter in the immediate future.

For the year ended December 31, 2002, Software’s net loss was approximately $1,592,000. If the loss on the impairment of goodwill and the gain arising from debt settlements is extracted, the remaining amount of about $707,000 represents an improvement from net losses of $1,016,000 in the previous year. Increased sales and gross margins have combined to improve the final position.

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TDMI

The discussion and report for TDMI include those of its DMQ subsidiary. For the fiscal year ended December 31, 2002, TDMI’s consolidated net sales were approximately $3,588,000 as compared to $1,510,000 for the same period ended December 31, 2001. The increase of about $2,078,000 year over year is a gain of greater than 137%. During the same period deferred revenue liabilities from increased sales grew to $405,000 from $348,000. The improved results are due to 1) continued acceleration of the lead generation activities with our partners, 2) significant growth in the sales activity in the letter shop channel and 3) a doubling in sales of the DigitalData product line. During the year TDMI recorded record unit sales for its data subscription products, request for quote service and specialty lists sales.DMQ increased sales within its current client base and added new customers.

The TDMI’s gross profit margin for the year ended December 31, 2002 was 38% compared to 25% for last year. The increase in gross margin over the prior year is attributed to the growth in our core data services business and the corresponding decrease in cost of goods associated with our higher sales volume.

The company’s total operating expenses declined from $5,783,107 for the year ended December 31, 2001 to $3,951,830 for the year ended December 31, 2002. The 2002 expenses included website and fixed asset impairments of over $190,000 and the 2001 expenses include $600,000 of goodwill write-off. Management does not expect impairments of this magnitude in the future. Excluding these charges, the remaining expenses decreased by over $1.4 million dollars at a time of greatly increased overall sales. This was achieved by continuing to reduce advertising and marketing expenses as the channel sales programs initiated in CY 2001 generated significantly more qualified sales prospects for our sales team and web sites. At the same time we have been able to reduce our administrative costs through the streamlining of our operations and by leveraging the combination with DirectMailQuotes.

For the year ended December 31, 2002, the Company’s net loss, including the burden of the impairments, was ($2,623,000) as compared to a net loss of ($5,435,000) for the prior period. This represents an improvement of $2,812,000 over the prior period or 52%. Increased sales during this period combined with reduced marketing and administrative expenses combined to improve the bottom line.

Results of Operations (Interim Periods)

The Company’s consolidated operations reflected in the first quarter’s financial statements include all three divisions, HealthCare Dialog, Software, and Data Dialog. The results reported by in the divisions do not include HCH and Azimuth as they were acquired after the end of this quarter. The consolidated results of operations for the quarter ended March 31, 2003 are being presented on a pro-forma basis because management believes that the results of operations for the three months ended March 31, 2003 and 2002 are more meaningful then the actual results of operations that include only the month of March 2003 for the accounting acquiree.

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Healthcare Dialog

As the consolidation of the operations of HCD, IP2M, and HCH is continuing, the comparative results for the first quarter are best understood if presented separately for HCD and IP2M. HCH was not acquired until the second quarter.

HCD

For the three months ended March 31, 2003, HCD’s total consolidated revenues were approximately $670,926 as compared toapproximately $1,110,790 for the same period ended March 31, 2002, a decrease of about $439,864 or about 40%. The reduction is due to two major marketing programs the company sold to a pharmaceutical client being in the production stage simultaneously. These programs are ongoing in the first quarter of 2003, but are now in the management stage which produces less in revenue, but at higher margins. The company’s qd.online subsidiary in quarter one 2002 produced $156,325 in revenue compared to none during the same period of 2003.

HCD’s gross margin on sales for the first quarter of 2003 was almost 48%, up 5 point from the 2002 level of 43%.

HCD’s consolidated total operating expenses were approximately $224,154 for the three months ended March 31, 2003. This compares withapproximately $1,438,057 for the same period ended March 31, 2002. The decrease between periods resulted from management’s decision in 2002 to write down $624,859, $300,000 and $95,067 in “loss on goodwill impairment”, loss on website impairment” and “loss on fixed assets disposal” respectively.

For the three months ended March 31, 2003, HCD’s consolidated net income was approximately $91,129. This represents an improvement from net losses of about $(897,404) in the period ending March 31, 2002. While sales during this period were off, the write down of assets in 2002 combined with reduced marketing and administrative expenses combined to improve the bottom line by almost $1 million.

IP2M

For the three months ended March 31, 2003, IP2M's net revenues were approximately $634,000 as compared to approximately $483,000 for the same period ended March 31, 2002, an increase of about $151,000 or over 31%. The increase is due to customers renewing their business or expanding their campaign combined with new sales resulting from increased acceptance of IP2M's programs.

IP2M's gross margin on sales for the first quarter of 2003 was almost 35%, as compared to 40% during this quarter in 2002. This is attributable to the relatively faster growth of IP2M’s media purchasing division, which has a smaller gross margin.

IP2M's consolidated total operating expenses were approximately $276,000 for the three months ended March 31, 2003. This compares with approximately $702,000 for the same period ended March 31, 2002. Decreasing the core personnel and outsourcing additional work to meet its clients' demands and expanding business accomplished this. Additionally, with the merger, the need for investment banker fees has decreased as well as the professional fees associated with such activities.

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For the three months ended March 31, 2003, IP2M's consolidated net loss was approximately $(104,000). This represents an improvement from net losses of about $(521,000) in the quarter ended March 31, 2002. This is due to improvements in optimizing its platform, increasing sales, and planning for a consolidation with Healthcare Dialog.

Data Dialog

Data’s consolidated revenues (including DMQ) were approximately $912,000 for the three months ended March 31, 2003 as compared toapproximately $776,000 for the same period ended March 31, 2002, an increase of about $136,000 or more than 18%. The improved results, which occurred despite the difficulties inherent in the relocation of TDMI’s sales offices, are due to new customers as well as increased revenues from existing customers and the introduction and rollout of the batch version of Data’s DigitalData service.

Data’s gross margin on sales for the first quarter of 2003 was almost 48%, an improvement from the 40% margin during this quarter in 2002.

Data’s consolidated total operating expenses were approximately $569,000 for the three months ended March 31, 2003. This compares withapproximately $994,000 for the same period ended March 31, 2002. The decrease between periods, quarter to quarter at a time of greatly overall sales was accomplished by a reduction of executive positions, consolidation of staff, specifically technology and management staffing, and closure of offices.

For the three months ended March 31, 2003, Data’s consolidated net loss was approximately $(140,000). This represents an improvement from net losses of about $(690,000) in the period ending March 31, 2002. Increased sales during this period combined with reduced salary, marketing, and administrative expenses continued to improve the bottom line.

Software:

For the three ended March 31, 2003, the Software’s consolidated net sales were approximately $462,000 as compared to $222,000 for the same period ended March 31, 2002. This increase, representing a doubling of sales, is attributable to the aggressive approach of the management in opening up new sales routes and the continuing expansion of channel sales through resellers and distributors.

The Software’s gross profit margin for the three months ended March 31, 2003 was approximately 62%, almost the same as the 63.7% margin for the three months to March 31, 2002.

The Software’s total operating expenses were approximately $295,000 for the three months ended March 31, 2003 compared with $274,000 for same period in 2003 an increase of less than 8% while sales were increasing by 100%. This is because of a change in selling methods resulting in a reduction in commissions paid and a minimal increase in staff to service the increased sales.

As a result of these actions, Software’s net loss for the three months ended March 31, 2003 was reduced to approximately $(9,406) from $(166,322) for the three months ended March 31, 2002 (excluding an adjustment of $ 325,328 for the elimination of a tax reserve).

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DGI Administrative Costs:

DGI’s central administrative costs reflect the growth of the Company’s financing and management responsibilities. They were $398,000 during the first quarter of 2003. In addition, during 2003, over $48,000 in interest costs were incurred. Administrative costs for the same period during 2002 were $217,000.

Liquidity & Capital Resources

DGI had a consolidated working capital deficit of approximately $(3,940,000) on March 31, 2003 as compared to a deficit of approximately $(3,121,000) at December 31, 2002. The year end deficit did not include the December 31, 2002 working capital deficits of the two acquired companies, HCD and IP2M. Their working capital deficits at year end were approximately $(908,000) and $(1,379,000), respectively. During the quarter ended March 31 2003, the Company raised over $870,000 through the sale of its stock.

On March 31, 2003, HCD’s financial condition included a working capital deficit, of about $(798,000) as compared to a deficit of approximately $(908,000) at December 31, 2002.

At the end of March, IP2M had a working capital deficit of approximately $(258,000) as compared to a deficit of about $(1,379,000) on December 31, 2002.

On March 31, 2003, Software’s consolidated financial condition included a working capital deficit, excluding inter-company items, of about $(469,000) as compared to a deficit of approximately $(774,000) at December 31, 2002.

At the end of March, TDMI had a working capital deficit of approximately $(1,906,000) as compared to a deficit of about $(1,908,000) on December 31, 2002.

Inflation

Inflation rates in the United States have not had a significant impact on operating results for the periods presented.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this item and elsewhere in this report regarding matters that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All statements that address operating performance, events or developments that management expects or anticipates to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in management’s forward-looking statements. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues and net incomes and forecasts, the possibility of fluctuation and volatility of the Company’s operating results and condition, inability to carry out marketing and sales plans, and loss of key executives, among other things.

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Description of Property

The Company owns no real estate.

Headquarters

Since March 1, 2003, the Company’s headquarters has been at 257 Park Avenue South, New York, NY 10010. There it occupies 5,599 square feet under a lease expiring May 31, 2004.

Operating Facilities

The Company has three additional lease obligations for office space in Florida, California, and Cambridge. All of the properties are insured as required by the respective landlords. The management considers the insurance coverage satisfactory.

Florida Lease

The Company leases approximately 3,910 square feet of office space in Sunrise, Florida. The lease began on May 1, 2003 and continued until April 30, 2008. There are no renewals. The monthly rent is presently $4,532 each month and is subject to increases through the term of the lease.

California Lease

The California lease was entered into on July 17,2001. The term of the lease is from August 1, 2001 through July 31, 2003. The lease contains a provision for the Company to continue, with the consent of the landlord, its tenancy on a month-to-month basis at a monthly rent of $1,680 upon expiration of the lease. The company plans to relocate to a larger facility in the same area in the summer of 2003.

Cambridge Lease

The Company leases it Cambridge offices under a non-cancelable operating lease which expires in 2006. The monthly rent is £1,874 or approximately $2,998 at current exchange rates.

Executive Apartments

The Company leases two apartments from Verdi Realty a company controlled by Peter V. DeCrescenzo and Vincent DeCrescenzo, Sr. The leases began on April, 1 2001 and have a term of 3 years and provide for an annual rental of $46,800. There are no renewal options.

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Management

Directors

The Company is led by a five member board of Directors, Peter V. DeCrescenzo, Vincent DeCrescenzo, Sr., Adrian Stecyk, Richard Kundrat, and James Christodoulou.

Peter V. DeCrescenzo (52), Director, President and Chief Executive Officer since March 2003 and Chair of the Board since April 2003.

He has served as Chief Executive Officer and President of the Company since its acquisition of HealthCare Dialog on March 2003. Prior to that he served as President, Chief Executive Officer and a director of HealthCare Dialog since November 2000 where he also headed its strategic and creative services group, and the interactive group. Before HealthCare Dialog was organized, Mr. DeCrescenzo was the founding partner of PVD and Partners, a full-service healthcare marketing communications agency. He was also senior vice president and partner at MD Direct, a healthcare marketing communications company specializing in direct marketing to physicians and consumers, where he developed Patient Select, the first and largest direct-to-consumer database of its kind. MD Direct was later acquired by Carlson Marketing. Peter DeCrescenzo's healthcare marketing career began at Sterling Drugs, where he held positions in sales, promotional services, and group brand management. After 14 years with Sterling Drugs, he joined American Home Products Corporation as director of marketing for Ayerst Labs. From American Home Products, he joined Sandoz Pharmaceuticals as product marketing director. Peter DeCrescenzo left Sandoz to become a partner at MD Direct.

Vincent DeCrescenzo, Sr. (58) Director, Executive Vice-President, and Chief Operating Officer since March 2003; Chair of the Designated Option Committee since May 2003.

He has served as Chief Operating Officer and Executive Vice-President of the Company since the acquisition of HealthCare Dialog on March 2003. Prior to that he served as Chief Operating Officer and a director of HealthCare Dialog since November 2000 where he lead the production services organization. Before joining Healthcare Dialog, Mr. DeCrescenzo was the Chief Operating Officer of PVD and Partners and of four spin-off companies. Vincent DeCrescenzo worked for Bradlees Discount Stores for over a decade beginning in 1980, starting as a single unit store manager and progressing to Regional Vice President for New England and membership in the Bradlees Operating Committee. As Regional Vice President, he had full profit and loss responsibility for 50 stores, over $500,000,000 in sales, and a store population that peaked at over 10,000 employees.

Adrian Stecyk (43) Director since December 2001.

From December 2001 until February 2003 he served as the Company’s President. He is the Chief Executive Officer and Director of Griffin Securities, Inc., a US based investment banking and NASD registered brokerage firm and has served in that position since 1997. He has been a director of Cater Barnard and Cater Barnard (USA) since July 2000. Mr. Stecyk has a B.S. in Engineering and M.B.A. from Boston University. From 1980 to 1986, Mr. Stecyk was member of the Technical Staff at Charles Stark Draper Laboratory, a technology research and development company. Prior to Griffin Securities, Mr. Stecyk co-founded Griffin Capital Management Corp., a registered Investment Advisor, where he was responsible for asset management and investment advisory services to accredited investors.

Richard P. Kundrat (59) Director since May 2003 and Chair of the Compensation Committee.

Mr. Kundrat is presently the Chairman and Chief Executive Officer of NuVim, Inc. headquartered in Paramus, NJ. NuVim is a marketing, production, and distribution company with its roots in 40 years of biological clinical research and development. Before that he had 27 years of service with the Unilever Corporation from which he retired in 1996 as General Manager and Vice President. In 1996, he founded the business management firm of Kundrat Associates, Inc.

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James Christodoulou (43) Director since May 2003 and Chair of the Audit Committee.

Mr. Christodoulou is presently the Vice President, Chief Financial Officer, and Secretary of General Maritime Corporation. (NYSE: GMR), a leading provider of international seaborne crude oil transportation services, and the third largest operator of mid-sized tankers in the world based on cargo capacity. Mr. Christodoulou joined General Maritime in August 1999 as a financial consultant while also serving as managing director of NetWorks Capital, a New York based venture capital firm and for two months during 2000 served as interim Chief Financial Officer of ThinkDirectMarketing, Inc. before it was acquired by the Company. Prior to joining General Maritime, Mr. Christodoulou was Chief Financial Officer of World CallNet, Inc. (NASDAQ: WOWW), a U.S. public company with operations in the United Kingdom and throughout Europe, from 1998 to 1999. Mr. Christodoulou has been involved in corporate finance since 1993 as Vice President of Corporate Finance at Alpha Capital.

Other Senior Management

The Company’s only other Executive Officers are Cindy Lanzendoen and Lyndon Chapman.

Cindy Lanzendoen, (41)Senior Vice President and Chief Operating Officer of the HealthCare Dialog Division

Ms. Lanzendoen has served as a Senior Vice President of the Company since March 1, 2003, the effective date of the Company’s acquisition of HealthCare Dialog. Ms. Lanzendoen helped found HealthCare Dialog where she served as Executive Vice President – Client Services since November 2000 where she was the head of its account services group. Ms. Lanzendoen was the Executive Vice President and a founder of PVD and Partners, and prior to that, worked for Carlson Healthcare Communications and Dugan/Farley Communications, as well as taught the Laboratory Medicine curriculum at Bergen Community College. Ms. Lanzendoen has more than 20 years of experience in the healthcare industry.

Lyndon Chapman, (51)Managing Director of Software.

Mr. Chapman has served as a Director of Software since April 2002. Mr. Chapman is currently Chairman and Managing Director of Panda Software UK Ltd (a subsidiary of Software), Chairman of Seven Telecom Ltd, and a non-executive and audit committee member of Envesta and Chairman and Chief Executive of Envesta Plc a UK AIM listed business which is a substantial stockholder. Mr. Chapman has held a number of senior management positions with a wide range of different sector types including construction, telecoms, software, corporate finance, and the food industry. He has in recent years specialized in the management of small and medium sized business’s, often listed. He gained his original management experience and training with Cadbury Schweppes Plc.

Peter DeCrescenzo and Vincent DeCrescenzo are brothers. The Company knows of no other family relationships among its senior leadership.

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Executive Compensation

Cash Compensation

The following table sets forth a summary of all compensation awarded to, earned by or paid to, the Company's Chief Executive Officer and the other executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during Fiscal Years ended December 31, 2002, December 31, 2001, and December 31, 2000. Data with respect to Peter V. DeCrescenzo, Vincent DeCrescenzo, and Cindy Lanzendoen reflects compensation received from Healthcare Dialog prior to its acquisition.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Awards

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compen- sation ($)	Securities Underlying Options	All other Compen- sation

Peter V. DeCrescenzo, Director, Chairman, President, and Chief Executive Officer[1]	2002 2001 2000	$113,800 $227,600 $101,700	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Vincent DeCrescenzo, Sr., Director, Executive Vice President, and Chief Operating Officer[2]	2002 2001 2000	$68,300 $136,500 $91,800	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Cindy Lanzendorn, Senior Vice President and head of the HealthCare Dialog Division[3]	2002 2001 2000	$80,800 $136,500 $51,900	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Dean Eaker, Director, Senior Vice President[4], Chairman, CEO and Founder of TDMI.	2002 2001 2000	$160,000[5] $160,000[6] $170,000	-0- -0- -0-	-0- -0- -0-	19,800[7] -0- -0-	-0- -0- -0-

1	Mr. Peter DeCrescenzo was elected to these positions effective March 1, 2003. All compensation shown was paid by HealthCare Dialog, Inc. prior to its acquisition by the Company on that date.
2	Mr. Vincent. DeCrescenzo was elected to these positions effective March 1, 2003. All compensation shown was paid by HealthCare Dialog, Inc. prior to its acquisition by the Company on that date.
3	Ms. Lanzendoen was elected to these positions effective March 1, 2003. All compensation shown was paid by HealthCare Dialog, Inc. prior to its acquisition by the Company on that date.
4	Mr. Eaker was elected a Director and appointed Senior Vice-President on January 31, 2002. He was removed from his offices at the beginning of 2003. At that time his options were teminated.
5	Only $135,000 of this amount was actually paid. The balance of $25,000 was accrued.

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Bruce Biegel, Director, Senior Vice President and Chief Financial Officer[8], President and Chief Operating Officer of TDMI	2002 2001 2000	$129,500[9] $130,000[10] $131,667	-0- -0-	-0- -0-	19,800[7] -0-	-0- -0-

Keith Goodman, Senior Vice- President of TDMI[11]	2002 2001 2000	$90,910[12] $110,000[13] $114,375	-0- -0- -0-	-0- -0- -0-	6,600[7] -0- -0-	-0- -0- -0-

Lyndon Chapman Managing Director of Software	2002 2001 2000	$51,900 -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Option Grants in the Last Fiscal Year

All option grants and plans predating the effective date of the Plan of Reorganization in December 2001 were cancelled by the Plan.

In January 2002, the Board of Directors adopted the 2002 Employee Stock Option Plan (the “Option Plan”), subject to the approval of the Company’s stockholders. In addition, as required by the TDMI Option, the Company granted options to purchase 189,945 shares of its Common Stock to replace those then held by TDMI’s officers and employees on TDMI shares. This included grants of Options to purchase a total of 19,800 shares to Dean Eaker, 19,800 shares to Bruce Biegel, 6,600 shares to Keith Goodman, and 69,960 to the officers of TDMI as a group.

Since then, the options for 98,338 shares have expired or been terminated and new options to purchase 2,376 shares have been granted to a new TDMI employee. After the end of the fiscal year, on March 1, 2003, the effective date of the IP2M merger, the Company, as required by its agreement with IP2M, issued options to purchase 320,400 shares of Common Stock, including options to purchase 100,000 shares granted to Robin Smith. The exercise price was fixed at $0.25.

6	Only $145,000 of this amount was actually paid. The balance of $15,000 was accrued.
7	These options were issued in connection with the acquisition of TDMI to replace existing options. All these options have been terminated.
8	Mr. Biegel was elected a Director and appointed Senior Vice-President and Chief Financial Officer on January 31, 2002 and resigned effective October 4, 2002. At that time his options were terminated.
9	Includes $20,000 of salary previously accrued and $10,000 of severance payments.
10	Only $122,500 of this amount was actually paid. The balance of $7,500 was accrued.
11	Mr. Goodman resigned effective October 4, 2002. At that time his options were terminated.
12	Only $86,744 of this amount was actually paid. The balance of $4,166 was accrued. Also includes $5,259 of severance payments.
13	Only $107,500 of this amount was actually paid. The balance of $2,500 was accrued.

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On May 28, the Company granted options to purchase 2,150,000 shares at $0.17 per share. 1,400,000 of these shares were granted to directors and executive officers and 750,000 shares were granted to 20 additional individuals.

As of June 20, 2003, options to purchase 2,564,383 shares were outstanding.

The following table sets forth as of the end of the most recently completed fiscal year the number of securities to be issued upon the exercise of outstanding options, warrants and rights, the weighted-average exercise price of the outstanding options, and other securities to be issued upon the exercise of the outstanding options, and the number of securities remaining available for future issuance under the Option Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders[1]	98,983	$3.30	9,901,017

Equity compensation plans not approved by security holders[1]	None	None	None

Total	98,983	$3.30	9,901,017

1	Does not include options for 2,020,400 granted pursuant to the Plan since the end of the fiscal year or 450,000 shares granted by amendments to the Plan adopted after the end of the fiscal year which are subject to approval at the 2004 Annual Meeting of Shareholders.

Option Exercises and Holdings

The following table sets forth certain information relating to option exercises effected during Fiscal 2002, and the value of options held as of December 31, 2002 by each of the Chief Executive Officer and the other executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during Fiscal 2002:

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AGGREGATE OPTION EXERCISES FOR FISCAL 2002
AND YEAR END OPTION VALUES

			Number of Unexercised Options at December 31, 2002 (#)	Value[1] of Unexercised In-the-Money Options at December 31, 2002 ($)

Name	Shares Acquired on Exercise	Value ($) Realized[2]	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Peter V. DeCrescenzo	-0-	-0-	-0-/-0-	-0-

Adrian Stecyk	-0-	-0-	-0-/-0-	-0-

Dean Eaker	-0-	-0-	-0-/-0-[3]	-0-

Bruce Biegel	-0-	-0-	-0-/-0-[3]	-0-

All officers and directors as a group (XX in group)	-0-	-0-	-0-/-0-	-0-

1	Total value of unexercised options is based upon sales of the Common Stock as reported by the over-the-counter Bulletin Board at $ 0.51 on December 31, 2002.
2	Value realized in dollars is based upon the difference between the fair market value of the Common Stock on the date of exercise, and the exercise price of the option.
3	Granted upon the acquisition of TDMI to replace existing options to purchase TDMI shares.

Executive Employment Agreements

Mr. Peter V. DeCrescenzo, Mr. Vincent DeCrescenzo, and Ms. Cindy Lanzendoen, executed employment agreements with the Company effective March 1, 2003. Mr. Chapman does not have an employment agreement with the Company or any of its subsidiaries. Messrs Eaker, Biegel, and Goodman had employment agreements with TDMI. The terms of the agreements and the termination agreements reached with Messrs Biegel and Goodman are described below.

New Employment Agreements

Effective March 1, 2003, Peter DeCrescenzo, Vincent DeCrescenzo Sr., and Cindy Lanzendoen entered into employment agreements with the Company. Each agreement has an initial term which ends December 31, 2004 and provides for automatic annual renewals thereafter. The initial annual salaries are $250,000, 150,000, and 150,000, respectively. The agreements provide for an annual bonus of up to 25% of the base salary if the executive meets performance goals fixed annually by the Board of Directors. The agreements also provide for automobile allowances, health insurance and other insurance benefits, health club access, and with the exception of Ms. Lanzendoen, access to apartments leased by the Company for the executives’ use. At the end of each term, the agreements provide for automatic annual renewals (including a cost of living increase of at least the increase in the Consumer Price Index) or, if not renewed, for the payment of one year’s additional salary.

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Dean Eaker

Mr. Eaker served as TDMI's Chief Executive Officer until December 31, 2002. Until then, he was paid under an Employment Agreement entered into as of September 29, 2000, which superseded a prior employment contract. The Agreement continues until January 31, 2003 and provided for automatic annual renewals after that or, if not renewed, for the payment of one year’s additional salary. Mr. Eaker was to receive an annual base salary of $150,000, and was eligible to receive an annual bonus up to an amount of $25,000 depending upon reaching certain goals set by the Company. During 2001, and 2002, Mr. Eaker was paid $15,000 and $25,000, respectively, less than was provided in his contract. The Company has terminated Mr. Eaker and he has commenced an arbitration against the Company, which the Company is vigorously defending.

Bruce Biegel

Mr. Biegel served as TDMI's President and Chief Operating Officer until October 4, 2002. Until then, he was paid under an Employment Agreement entered into as of September 29, 2000, which superseded a prior employment contract. The Agreement was to continue until January 31, 2003 and provided for automatic annual renewals after that or, if not renewed, for the payment of one year’s additional salary. Mr. Biegel was to receive an annual base salary of $120,000, and was eligible to receive an annual bonus up to an amount of $25,000 depending on reaching certain goals set by the Company. During 2001 and 2002, Mr. Biegel was paid $7,500 and $12,500, respectively, less than was provided in his contract; the balance was accrued. Under his termination agreement, Mr. Biegel received his salary to the date of termination, his deferred salary, his accrued vacation, and twelve monthly payments of $10,000. As of April 15, 2003, 11 monthly payments remain to be made. Mr. Biegel has joined in the arbitration proceeding commenced by Mr. Eaker.

Keith Goodman

Mr. Goodman served as TDMI's Senior Vice-President and head of the ThinkDirectMail division until October 4, 2002. Until then, he was paid under an Employment Agreement entered into as of September 29, 2000, which superseded a prior employment contract. The Agreement was to continue until January 31, 2003 and provided for automatic annual renewals after that or, if not renewed, for the payment of six month’s additional salary. Mr. Goodman was to receive an annual base salary of $110,000, and was eligible to receive an annual bonus up to an amount of $25,000 depending on reaching certain goals set by the Company. During 2001 and 2002, Mr. Goodman was paid $2,500 and $4,166 less than was provided in his contract. Under his termination agreement, Mr. Goodman received his salary to the date of termination, his deferred salary, his accrued vacation, and six monthly payments of $10,000. As of April 15, 2003, 5 monthly payments remain to be made. In April 2003, Mr. Goodman commenced a lawsuit in the Colorado District Court. The Company is attempting to settle this action.

Board of Directors

Prior to December 31, 2002, the members of the Board of Directors received no additional compensation for their attendance at meetings or other performance of their duties as directors. After that date, the Company will pay Cater Barnard £2,000 per month for each director it appoints, currently one. Cater Barnard will compensate its directors for their services to the Company. On May 28, Cater Barnard and the Company agreed to issue 288,000 shares of Common Stock in settlement of the Company’s cash obligation through the 2004 annual meeting.

The Company’s other outside directors have each agreed to accept 211,765 shares of Common Stock as their compensation until the 2004 Annual Meeting of shareholders.

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     All directors receive an option to purchase 100,000 shares of Common Stock each year at the fair market value on the date of their election or appointment. Each chair of a regular board committee and the chair of the Designated Committee receive an option to purchase 50,000 shares of Common Stock each year at the fair market value on the date of their appointment.

     All directors are reimbursed for their expenses associated with their performance.

     Sections 1 of Articles III and IV of the Company's By-laws provide that every director, officer, employee, and agent of the Registrant and its subsidiaries shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Delaware against all expenses, liability, and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him.

     Audit Committee

     On May 28, 2003, the Board appointed an audit committee chaired by Mr. Christodoulou and consisting of him and Messrs. Kundrat and Stecyk. Mr. Christodoulou’s experience in corporate finance, particularly his service as chief financial officer of public companies has prepared him for this responsibility.

Certain Relationships and Related Transactions

     Stephen Dean, through Cater Barnard and Envesta, plc, a company in which he and Cater Barnard held approximately 31% of the equity (“Envesta”), controlled the Company from December 2001 until March 1, 2003. Before the acquisition of HealthCare Dialog and IP2M, Cater Barnard, Envesta and their subsidiaries owned approximately 66% of the Class B Preferred Stock and 87% of the outstanding Common Stock.

     After the acquisitions Peter V. DeCrescenzo owned approximately 48.5 % of the outstanding Class B-1 Preferred Shares (35% of all Class B preferred shares as a group) and 26.6% of the outstanding Common Stock and, after the conversion of all of Cater Barnard’s Preferred Stock, Mr. Dean controlled, directly or indirectly, 26% of the outstanding Common Stock. In addition, on April 7th, 2003, Mr. Dean resigned as a Director and Chairman of the Board. In his place, the Company has nominated its first two independent Directors since its reorganization. By June, 2003, Mr. Dean and Cater Barnard has divested all of their Envesta holdings and Mr. Dean had resigned all his offices at Envesta. Envesta is, therefore, no longer part of the control group.

     As a result of these transactions, Mr. DeCrescenzo joined Stephen Dean as one of the Company’s control people.

Bankruptcy and Plan of Reorganization

     On November 20, 2000 the Company and its wholly-owned subsidiary, imx-eti LifePartners, Inc. (“imx-eti”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division. On September 10, 2001, the Bankruptcy Court dismissed imx-eti's Bankruptcy Case.

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     On August 10, 2001, the Company filed its Third Amended Plan of Reorganization (the “Plan”). The Plan provided that all administrative expenses, priority tax claims, and US Trustee's fees would be paid in full. The Plan also provided for nine Classes of Claims, each treated in its own way. Class 1 (unpaid wages) and Classes 2, 3, 4, and 7 (allowed secured claims) would be paid in full. Classes 5 and 6, disputed secured claims, would be paid a mixture of cash and the Company’s common stock, $.001 par value, (“Common Stock”) and Class 8 (allowed unsecured claims) would be paid one share of Common Stock for each $4.00 dollars of allowed claim. Class 9 (the existing equity holders) would have their present holdings replaced by one share of Common Stock for each 20 shares they owned. No fractional shares would be issued. Any partial shares due to members of Classes 8 or 9 would be rounded up to a full share.

     On September 26, 2001, after a hearing, the Court confirmed the Plan. The order was entered on October 11, 2001. The Plan was declared effective on December 11, 2001.

     Cater Barnard was a Class 8 (allowed unsecured) creditor in the amount of $655,000. It received 163,750 shares of Common Stock in settlement of its claim.

Disposition of Old Subsidiaries

     On December 11, 2001, the Company and Shalom Y’all, Inc., a company wholly owned by William A. Forster, the Company’s former Chairman and CEO, executed and consummated an agreement providing for, among other things, the sale to Shalom Y’all of all of the Company’s old subsidiaries, and its indemnification of the Company for any claims against it arising from the operation of the subsidiaries’ businesses.

Acquisitions

     At the end of 2001, Envesta transferred all of its ownership of Software and Cater Barnard transferred all its interests in TDMI to the Company. Cater Barnard’s interests in TDMI consisted of $4,000,000 of TDMI convertible promissory notes, seventeen and one-half percent (17.5%) of the equity of TDMI, and an option (“Option”) to acquire the remaining eighty-two and one-half percent (82.5%) of the TDMI equity. On January 31, 2002, the Company exercised the Option and acquired the balance of the TDMI equity.

     In exchange for Cater Barnard’s and Envesta’s interests, the Company issued to them a total of 225,000 shares of its newly created Class B Convertible Preferred Stock, its promissory notes in the aggregate principal amount of $3,000,000, and 1,500,000 shares of its Common Stock. Until conversion, each share of the Class B Preferred Stock will cast one vote for each share of Common Stock into which it can be converted. Envesta has subsequently converted its Class B Preferred into Common Stock and the notes were converted into Common Stock as well.

     Upon exercise of the Option, DGI issued to the holders of the remaining TDMI equity a total of 81,010 shares of its Class B Preferred Stock. At the same time, as required by the agreement creating the Option, DGI issued warrants to purchase 168,056 shares of its Common Stock to the holders of TDMI warrants (“Warrants”), and stock options to the existing TDMI employees under the Company’s newly adopted 2002 Stock Option Plan (the “Plan”) to purchase 189,945shares of Common Stock (“Stock Options”).

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     As part of this transaction 7,838 shares of the Preferred stock, warrants to purchase 3,300 shares of Common Stock, and Options to purchase 19,800 shares of Common Stock were issued to Mr. Eaker and 11,438 shares of the Preferred stock and Options to purchase 19,800 shares of Common Stock were issued to Mr. Biegel. Both Mr. Eaker and Mr. Biegel served as Directors and Officers of the Company or its subsidiaries.

     At the conclusion of this transaction, the issuance of new common stock to creditors, and the consolidation of the old Company common stock, and assuming full conversion of the Class B Preferred Stock and exercise of the warrants, Cater Barnard and Envesta held approximately 86% of the equity of the Company.

The Medicis Options:

     On March 20, 2002, the Company settled a portion of is debt to Cater Barnard by assigning to it the Company’s beneficial ownership of certain Options issued to some of the Company’s former officers. The Options provided for the purchase of the common stock of Medicis Pharmaceutical Corporation of Phoenix, Arizona (“Medicis”) at a price of $24.67 per share (“Exercise Price”). 4,800 shares could be purchased in July 2002 and 4,800 shares in July 2003. On the date of the settlement, the market price of Medicis common stock was $55.96 (Market Price”). The amount of the settlement was a portion of the difference between the Market Price and the Exercise Price (“Difference”) multiplied by the number of shares available for purchase. With respect to the 4,800 shares that could be purchased within four months of the contract date, the portion was 90% of the Difference. With respect to the 4,800 shares that could not be purchased for over fifteen months, the portion was 70% of the Difference.

     As a result of this transaction the principal of the Company’s five (5%) percent Promissory Note to Cater Barnard, dated December 11, 2001, was reduced by $240,307.

Subsidiary Debt Transactions

     During January 2002, Envesta elected, with the consent of the Company, to convert its 85,000 shares of Class B Preferred Stock and its note from the Company for $1,133,333 into a total of 1,983,333 shares of Common Stock.

     During March 2002, the Company acquired $760,000 of additional debt of TDMI from Cater Barnard. The Company paid for the debt, evidenced by TDMI Notes, by issuing a Company promissory note in an equal amount. The note was to mature on December 31, 2006 and bore interest at the rate of five (5%) percent per annum. The Company can elect to pay the interest with Common Stock valued at $0.50 per share. The holder can convert the notes into Common Stock at a price of $0.50 per share. On June 30th, 2002 the Company agreed to the conversion of this note into 1,520,000 shares of Common Stock.

     Cater Barnard had also agreed to settle the balance due on the Company’s December 11, 2001 note for 813,180 shares of Common Stock and to accept 240,854 shares of Common Stock for a debt of $120,427 owed to it by the Company and its subsidiaries. At the same time, CBUSA agreed to sell its claims for $163,500 against the Company’s TDMI subsidiary to the Company for 327,000 shares of Common Stock.

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      The Company consolidated its and its subsidiaries remaining debts to Cater Barnard in a note in the principal amount of $1,075,000. This note, which was to mature on August 1, 2004, bore interest at the rate of 5% until June 30, 2003 and 7.8% thereafter.

     On June 28, 2002, the Company acquired from Envesta debts owed to Envesta by the Company’s Software subsidiary in the face amount of £664,149 for $200,000 in cash.

     On August 1, 2002 the Company entered into a Loan Agreement with Cater Barnard. The agreement provided for an additional borrowing line of $750,000 to be drawn upon as the Company needs. The interest rate is 7.8% and the total balance outstanding must be paid on August 1, 2004. The Company pledged all its equity ownership in its Software and TDMI subsidiaries and all debt due from them as collateral for this loan. As of September 5, 2002, the Company had borrowed $750,000 under this agreement.

     During the fiscal year, CBUSA provided office facilities and services and communication services to the Company. As of December 31st, 2002, the Company was indebted to CBUSA in the aggregate amount of $260,000. Part of this balance was paid and the remainder was converted into Common Stock as described in the next paragraph.

     As of the end of the fiscal year, Cater Barnard converted the principal and accrued interest on the Company’s notes dated June 28, 2002, August 1, 2002, and September 5, 2002 and a portion of the year end open accounts aggregating $2,354,815. DGI issued 9,274,280 shares of its Common Stock to Cater Barnard.

     As a result of these transactions, at the end of the Fiscal Year on December 31, 2002, Stephen Dean’s Companies owned a total of 14,259,897 shares of Common Stock and 142,810 shares of Preferred Stock convertible into 5,712,400 shares of Common Stock.

     In February 2003, Cater Barnard cancelled the warrants to purchase an additional 675,000 shares of Common Stock it had received in connection with Griffin Securities’ role in the Company’s acquisition of Software and TDMI.

Legal Proceedings

     Eviction

     As the result of a continuing dispute with the landlord of the Connecticut office, TDMI was served with a Summary Process Complaint on March 12, 2003. The Plaintiff, Seaboard Stamford Investors Associates, Inc., seeks termination of the lease and damages. TDMI also wished to terminate the lease. TDMI has been withholding rent since the beginning of the year. A hearing in the State of Connecticut Superior Court has set a return date of March 21, 2003. TDMI has retained a local attorney to respond in this matter and the return date has been postponed.

     Except as specified above, there are no material presently pending legal proceedings to which the Company is a party, or to which any of its properties or assets are subject.

     On or about December 14 of 2001 Lisa Pelatti a shareholder and former employee of P.V.D.& Partners, Inc. filed a complaint with the United States District Court against P.V.D. & Partners, Inc., Peter V. DeCrescenzo and Healthcare Dialogue, Inc. to recover unpaid salary and expenses which she claimed are owed. She also attempted to exchange shares of PVD for shares of Healthcare Dialog. An agreement has been reached under which final payments totaling $32,165 need to be made prior to the end of November 2003. The full amount of the settlement has been accrued on the Company’s books.

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      Employees

     On or about April 1, 2003, the Company received a summons from a Colorado District Court seeking enforcement of the Company’s termination agreement with Keith Goodman. The Company is attempting to resolve this matter on the basis of the existing agreement and will retain local counsel to defend itself. The full amount due under the termination agreement has been accrued in the Company’s financial statements.

     In April 2003, Dean Eaker and Bruce Biegel commenced an arbitration proceeding against the Company relating to the termination of their employment. The Company is vigorously contesting the claims, but it has already accrued the entire amount due to Mr. Biegel and what it believes to be more than will be due to Mr. Eaker.

Transfer Agent

     The Transfer Agent for the Common Stock is Interwest Transfer Company, Suite 100, PO Box 17136, 1981 East 4800 South, Salt Lake City, UT 84117. Its telephone number is 801.272.9294.

Experts

     Berenfeld, Spritzer, Shechter & Sheer, independent certified public accountants, have audited the consolidated financial statements of Dialog Group, Inc. and subsidiaries at December 31, 2002 and for the two years then ended as set forth in their report (which contains an explanatory paragraph regarding DGI’s ability to continue as a going concern). Berenfeld, Spritzer, Shechter & Sheer did not audit the financial statements of Software Dialog, plc (formerly Findstar plc), one of DGI’ s wholly-owned subsidiaries. Findstar’s financial statements at December 31, 2002 and for the two years then ended were audited by other auditors as set forth in their report (which contains an explanatory paragraph regarding Findstar’s ability to continue as a going concern). Berenfeld, Spritzer, Shechter & Sheer have also audited the consolidated financial statements of Healthcare Dialog, Inc. and subsidiaries at December 31, 2002 and for the two years then ended as set forth in their report (which contains an explanatory paragraph regarding HCD’s ability to continue as a going concern). DGI has included these consolidated financial statements in this registration statement in reliance on Berenfeld, Spritzer, Shechter & Sheer’s reports and the other auditors’ report given on their authority as experts in accounting and auditing.

Legal Matters

     The validity of the Company’s common shares offered will be passed upon for by Mark Alan Siegel, Esq., Suite 400E, 1900 Corporate Boulevard, Boca Raton, Florida 33431

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2003	2002

	(Unaudited)
CURRENT ASSETS:
Cash	$225,614	$54,111
Accounts receivable, net	980,308	461,099
Inventories	11,524	12,858
Prepaid expenses and other current assets	238,919	105,917

Total current assets	1,456,365	633,985

PROPERTY AND EQUIPMENT, NET	270,665	128,300

OTHER ASSETS:
Note receivable	100,000	100,000
Goodwill	4,474,888	–
Other assets	42,222	15,457

Total other assets	4,617,110	115,457

TOTAL ASSETS	$6,344,140	$877,742

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable	$1,600,670	$1,386,307
Notes and obligations payable, current	627,902	400,000
Accrued expenses	1,713,256	1,195,650
Deferred revenue	1,125,783	405,442
Other current liabilities	120,570	227,039
Due to related parties	208,606	140,243

Total current liabilities	5,396,787	3,754,681

LONG TERM DEBT	106,666	–

STOCKHOLDERS' EQUITY (DEFICIENCY):

Preferred stock	82,381	224,800
Common stock	67,973	19,954
Additional paid-in-capital	3,907,329	15,562,739
Accumulated deficit	(3,160,425)	(18,568,754)
Accumulated other comprehensive income	38,220	34,694
Less: deferred compensation	(94,791)	(150,372)

Total stockholders' equity (deficiency)	840,687	(2,876,939)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$6,344,140	$877,742

The accompanying notes are an integral part of these financial statements.

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(Unaudited)

	2003	2002

REVENUES	$1,335,239	$1,110,790

COST OF REVENUES	738,379	637,516

GROSS PROFIT	596,860	473,274

OPERATING EXPENSES:
Payroll and payroll related expenses	294,534	147,152
Selling and marketing	93,813	57,837
Depreciation and amortization	20,096	9,046
Loss on goodwill impairment	–	624,859
Loss on website impairment	–	300,000
Loss on trademark impairment	–	15,625
Loss on fixed assets impairment	–	95,067
Other general and administrative expenses	280,636	188,471

Total Operating Expenses	689,079	1,438,057

LOSS FROM OPERATIONS	(92,219)	(964,783)

OTHER INCOME (EXPENSES):
Interest expense	(109,600)	(7,313)
Other income	–	74,692

Net Other Income (Expenses)	(109,600)	67,379

NET LOSS	(201,819)	(897,404)

OTHER COMPREHENSIVE INCOME:
Foreign curreny translation adjustments	3,526	–

TOTAL COMPREHENSIVE LOSS	$(198,293)	$(897,404)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.01)	$–

NET LOSS PER SHARE, BASIC AND DILUTED – PRO-FORMA	$–	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	37,195,429	37,195,429

The accompanying notes are an integral part of these financial statements.

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(Unaudited)

	2003	2002

Cash Flows from Operating Activities:
Net loss	$(201,819)	$(897,404)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,096	9,046
Loss on goodwill impairment	—	624,859
Loss on website impairment	—	300,000
Loss on trademark impairment	—	15,625
Loss on fixed assets impairment	—	95,067
Gain on debt forgiveness		(74,376)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(158,772)	(267,328)
Other current receivable	22,715	—
Prepaid expenses and other current assets	18,871	17,027
Increase (decrease) in:
Accounts payable and accrued expenses	182,190	18,711
Other current liabilities	(100,937)	—
Deferred revenue	(80,583)	(145,037)

Net Cash Used in Operating Activities	(298,239)	(303,810)

Cash Flows from Investing Activities:
Purchase of property and equipment	(40,802)	(1,284)

Net Cash Used in Investing Activities	(40,802)	(1,284)

Cash Flows from Financing Activities:
Loans from shareholders	30,250	30,734
Borrowing from related parties	19,792	—
Sale of common stock	173,666	—
Short-term borrowing, net	25,203	58,161

Net Cash Provided by Financing Activities	248,911	88,895

Net decrease in cash	(90,130)	(216,199)
Effect of exchange rate on cash	4,148	—
Cash, beginning of period	311,596	240,927

Cash, end of period	$225,614	$24,728

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid during the period	$—	$55,284

Income taxes paid during the period	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued in acquistion of HCD	$1,017,139	$—

Shares issued in acquistion of IP2M	$260,908	$—

The accompanying notes are an integral part of these financial statements.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 1-	BASIS OF PRESENTATION

The condensed consolidated balance sheet as of March 31, 2003, the condensed consolidated statements of operations for the three months ended March 31, 2003 and 2002, and the condensed consolidated statements of cash flows for the three months ended March 31, 2003 and 2002 are unaudited. However, in the opinion of management, all adjustments (which include reclassifications and normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2003 and for all periods presented, have been made. The results of operations for the three-month period ended March 31, 2003 are not necessarily indicative of the operating results for the full year.

These condensed consolidated financial statements and notes are presented in accordance with rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s December 31, 2002 Form 10-KSB, and the consolidated financial statements of Healthcare Dialog, Inc. and Subsidiaries (“HCD”) and the financial statements of IP2M, Inc. (“IP2M”) (see Note 2), filed with the Company Form 8-K/A.

PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements include the accounts of the Company (“DGI”) and its wholly-owned subsidiaries, Healthcare Dialog, Inc. (“HCD”), IP2M, Inc. (“IP2M”), Findstar, plc, (“Findstar”), ThinkDirectMarketing, Inc. (“TDMI”), HCD’s wholly-owned and majority-owned subsidiaries, P.V.D and Partners (“PVD”), CLP Graphics Center, Inc. (“CLP”), QD Corporation (“QD”), Findstar’s wholly-owned subsidiary, Panda Software (UK) Limited, and TDMI’s wholly-owned subsidiary, DirectMailQuotes, LLC (“DMQ”). All significant intercompany balances and transactions have been eliminated.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 1 -	BASIS OF PRESENTATION (CONTINUED)

REPORTING PERIOD

As further explained in Note 2, the acquisition of HCD effective March 1, 2003 was accounted for as a reverse acquisition. HCD was deemed to be the accounting acquirer and the Company was deemed the legal acquirer. The accompanying condensed consolidated financial statements for the three months ended March 31, 2003 depict the results of operations and cash flows of HCD and subsidiaries for the three months ended March 31, 2003 and the results of operations and cash flows of DGI, Findstar and subsidiary, TDMI and subsidiary and IP2M from March 1, 2003, (effective date of the acquisition) to March 31, 2003. The accompanying condensed consolidated financial statements for the three months ended March 31, 2002 depict the results of operations and cash flows of HCD and subsidiaries only.

NOTE 2 -	ACQUISITIONS

ACQUISITION OF HCD

On November 6, 2002, the Company entered into an Agreement for Merger (the “Agreement”) with HCD. On February 27, 2003, the Agreement was amended and the merger was consummated. It became effective on March 1, 2003.

The consideration paid by the Company for the acquisition consisted of 30,075,219 shares of the Company’s common stock and 183,235 shares of the Company’s Class B-1 preferred stock. The agreement called for an additional $1,650,000 in financing. One of the Company’s major shareholders had agreed to assure that at least $650,000 will be raised and had agreed to post negotiable collateral against its obligation to purchase up to 3,513,514 shares of the Company’s common stock. The parties subsequently canceled the shareholder’s guarantee that $650,000 will be raised and its obligation to purchase up to $3,513,514 shares of the Company’s common stock. In return, the shareholder returned to the Company 3,500,000 of the company’s common stock that it owned. The 3,500,000 shares were accounted for as a reduction of the purchase price, resulting in net shares of common stock of 26,575,219 issued to HCD. The consideration also included $76,958 of estimated transactions costs.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 2 -	ACQUISITIONS (CONTINUED)

ACQUISITION OF HCD (CONTINUED)

Of the approximately 70,203,000 shares of common stock outstanding after the consummation of both transactions (giving effect to the conversion of the preferred stock), HCD controlled 48.45% of the combined entity, DGI controlled 40.29% of the combined entity, with IP2M controlling the remaining 11.26%. In addition, HCD currently controls the Board of Directors, with two of the current four members being former officers of HCD. As a result, HCD was deemed the accounting acquirer and the acquisition of HCD was accounted for as a reverse acquisition.

The following set forth the consideration paid by the Company, which may be subject to certain adjustments:

Restricted common shares (26,575,219 at $0.03 per share)	$797,257

Restricted preferred shares (183,235 at $1.20 per share)	219,882

Estimated transaction costs	76,958

Total Purchase Price	$1,094,097

For purpose of determining the price of the common stock, management believed that the best reference is the price of recent sales of the Company’s common stock. During the month of March 2003, the Company sold shares of its common stock in reliance of Regulation S to foreign investors at $0.06 per share. Since the shares issued in this acquisition were not sold in reliance of Regulation S, which is less restrictive, and there are additional restrictions, management believed that an additional discount of 50% should be applied to the $0.06 per share, resulting in a price of $0.03 per share.

Similarly, since each preferred share is convertible into 40 shares of common stock, management believed that the preferred shares should be valued at 40 times $0.03, or $1.20 per share.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 2 -	ACQUISITIONS (CONTINUED)

ACQUISITION OF HCD (CONTINUED)

The following table set forth the preliminary allocation of the purchase price to DGI’s tangible and intangible assets acquired and liabilities assumed as of December 31, 2002:

Cash	$54,111
Accounts receivable	461,099
Inventory	12,858
Prepaid expenses and other current assets	256,289
Property and equipment	128,300
Other receivable	100,000
Other assets	15,457
Goodwill	3,820,664
Accounts payable and accrued expenses	(2,581,957)
Deferred revenue	(405,442)
Other current liabilities	(227,039)
Short term debt	(540,243)

Total	$1,094,097

ACQUISITION OF IP2M

On November 23, 2002, the Company entered into a Letter of Intent relative to its proposed acquisition of IP2M. On February 24, 2003, the acquisition was finalized and the merger was consummated. It became effective on March 1, 2003.

The consideration paid by the Company for the acquisition consisted of 6,191,029 shares of the Company’s common stock and 44,312 shares of the Company Class B-1 preferred stock. In addition, the agreement provided for IP2M to receive 589,710 shares of common stock and 3,593 shares of preferred stock subject to the Company acquiring the outstanding shares of Healthcare Horizons, Inc. and the assets of Azimuth Target Marketing, Inc. On April 18, 2003, the Company completed the two acquisitions (See Note 9) and the additional shares were issued to the IP2M’s shareholders. In addition, IP2M’s shareholders may be issued approximately 700,000 shares of the Company’s common stock if certain financial goals are met. The consideration also included $69,274 of estimated transactions costs.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 2 -	ACQUISITIONS (CONTINUED)

ACQUISITION OF IP2M (CONTINUED)

The following set forth the consideration paid by the Company, which may be subject to certain adjustments:

Restricted common shares (6,780,739 at $0.03 per share)	$203,422
Restricted preferred shares (47,905 at $1.20 per share)	57,486
Estimated transaction costs	69,274

Total Purchase Price	$330,182

The prices of the common shares and preferred shares issued in this acquisition were determined as described in the acquisition of HCD.

The following table set forth the preliminary allocation of the purchase price of IP2M’s tangible and intangible assets acquired and liabilities assumed as of December 31, 2002:

Cash	$7,014
Accounts receivable	61,973
Prepaid expenses and other current assets	94,230
Property and equipment	72,653
Goodwill	654,224
Accounts payable and accrued expenses	(52,319)
Deferred revenue	(394,646)
Short term debt	(103,530)
Long-term debt	(9,417)

Total	$330,182

PRO-FORMA RESULTS OF OPERATIONS

The following set forth the Company’s results of operations for the three months ended March 31, 2003, as if the acquisitions had taken place on January 1, 2003, with comparative results of operations for the three months ended March 31, 2002.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 2 -	ACQUISITIONS (CONTINUED)

PRO-FORMA RESULTS OF OPERATIONS (CONTINUED)

	Three Months Ended March 31, 2003	Three Months ended March 31, 2002

REVENUE	$2,679,484	$2,591,903

COST OF REVENUE	1,410,012	1,475,404

GROSS PROFIT	1,269,472	1,116,499

OPERATING EXPENSES:
Payroll and payroll related expenses	870,648	1,212,532
Selling and marketing	94,779	92,235
Depreciation and amortization	35,638	99,433
Loss on goodwill impairment	–	624,859
Loss on website impairment	–	300,000
Loss trademark impairment	–	15,625
Loss on fixed assets impairment	–	95,067
Other general and administrative expenses	760,606	884,253

Total Operating Expenses	1,761,671	3,624,004

Loss from Operations	(492,199)	(2,507,505)
OTHER INCOME (EXPENSES):
Interest expense	(116,135)	(52,811)
Gain on sale of securities	–	240,307
Other income	252	430,704
Other expenses	–	(5,634)

Net Other Income (Expenses)	(115,883)	612,566

NET LOSS	$(608,082)	$(1,894,939)

PRO-FORMA NET LOSS PER SHARE – BASIC AND DILUTED
	$0.02	$0.05

PRO-FORMA WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
	35,195,429	35,195,429

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 3 -	GOING CONCERN CONSIDERATIONS

The accompanying condensed consolidated financial statements have been presented assuming the continuity of the Company as a going concern. However, the Company has incurred substantial losses resulting in an accumulated deficit of $3,160,425 as of March 31, 2003. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regards to this issue are as follows:

LIQUIDITY

•	The Company is continuing the sale of its equity securities, as further discussed in Note 9. During the first quarter of 2003, the Company raised approximately $842,000 in such activities and has already contracted for additional sales of its securities. After the end of the quarter, approximately $350,000 has been raised.

•	The Company intends to obtain financing from longer term debt and has already obtained loans, as further discussed in Note 4.

PROFITABILITY

The Company intends to develop new and increased revenues and gross margins in all areas of operations. Specifically, the Company intends to:

•	Restructure its sales organization to allow for more effective sales processes. These steps include, among others, consolidating sales operations for subscription sales in offices in Florida, as well as expansion of sales organization.

•	Reduce expenses through office consolidation and payroll reduction.

•	Enter into strategic relationships with data suppliers that will return higher levels of match rate with a better quality of data.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 3 -	GOING CONCERN CONSIDERATIONS (CONTINUED)

Many of these profitability objectives have been met early in the second quarter.

Presently, the Company cannot ascertain the eventual success of management’s plans with any degree of certainty. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainty described above.

NOTE 4 -	LOANS AND NOTES PAYABLE

Loans and notes payable consisted of the following as of March 31, 2003

Demand promissory note dated February 27, 2003, in the original amount of $183,400. The note is due on May 28, 2003 and will bear interest at 12% per annum if not repaid at the maturity date. In lieu of origination fees and interest on the loan, the Company transferred 1,100,000 shares of the Company’s common stock to the lender and warrants to issue 350,000 shares of the Company’s Common Stock at $0.05 per share. The warrants expire in 3 years. See Note 5.	$ 127,728

Convertible notes in the aggregate amount of $100,000 due to three former IP2M note holders assumed by the Company. The notes are due August 31, 2004. The notes bear interest at the rate of 10% per annum. The notes are convertible into shares of the Company’s common stock. The number of shares to be issued upon conversion will be determined by the closing bid price of the Company’s common stock on the date of conversion. Each holder is entitled to convert up to 25% of the initial balance of the note (including accrued interest) each month.	100,000

Note payable to Axciom Corporation in the original amount of $400,000. The maturity of the note was extended to February 2003 and the note is now in default. The company is currently in the process of extending the maturity of the note. The note bears interest at 8% per annum.	400,000

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 4 -	LOANS AND NOTES PAYABLE (CONTINUED)

$115,000 revolving credits agreement with a commercial bank renewable every year until October 13, 2004. The line of credit bears interest at prime plus 2% per annum and is personally guaranteed by one of the Company’s shareholders.	94,935

Line of credit agreement with Dell Financial Corporation for equipment purchase. The agreement provides for monthly payments of $414.	11,905

Total loans and notes payable	734,568

Less: Current maturities	(627,902)

Long Term Debt	$106,666

Maturities of long-term debt consist of the following as of March 31, 2003:

2004	$627,902
2005	106,666

Total	$734,568

NOTE 5 -	EQUITY

SHARES ISSUED IN ACQUISITION OF HCD

As discussed in Note 2, during the quarter ended March 31, 2003, the Company issued net shares of common stock of 26,575,219 in the HCD acquisition valued at $0.03 per share and 183,235 shares of preferred stock valued at $1.20 per share.

SHARES ISSUED IN ACQUISTION OF IP2M

As discussed in Note 2, during the quarter ended March 31, 2003, the Company issued 6,780,739 shares of common stock in the acquisition of IP2M value at $0.03 per share and 47,905 shares of preferred stock valued at $1.20 per share.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 5 -	EQUITY (CONTINUED)

SALES OF COMMON STOCK IN PRIVATE PLACEMENTS

During the quarter ended March 31, 2003, the Company sold the following shares of common stock in private placements:

Number of Shares	Average Price per Share	Total Proceeds

4,030,483	$ 0.15	$ 582,496
2,233,333	$ 0.15	335,000
20,000	$ 0.50	10,000

6,283,816		$ 927,496

In connection with those sales, the Company paid cash commissions aggregating approximately $58,250. In addition the Company is to issue warrants to purchase 403,048 shares of the Company’s common stock to consultants in connection with those sales. The warrants were valued at $11,650.

ISSUANCE OF COMMON STOCK TO FORMER HDC SHAREHOLDERS

During the quarter ended March 31, 2003, an aggregate number of 1,238,599 shares of the Company’s common stock were issued to former HCD shareholders for certain services provided to the Company. These shares were issued at $0.03 per share, which was the value of the shares issued in the acquisition of HCD.

ISSUANCE OF COMMON STOCK AND WARRANTS IN CONNECTION WITH BRIDGE LOAN

As discussed in Note 4, in connection with the bridge loan, the Company issued 1,100,000 shares of common stock and warrants to issue 350,000 shares of common stock to the lender, in lieu of origination fee and interest on the loan. The shares and warrants were valued at $36,500, based on their fair value, and this amount was charged to interest expense.

DEBT CONVERSION

During the quarter ended March 31, 2003, Carter Barnard converted $2,354,815 of debt into 9,274,280 shares of the Company’s common stock, immediately prior to the acquisition of HCD and IP2M. This conversion was accounted for as of December 31, 2002.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 5 -	EQUITY (CONTINUED)

CONVERSION OF PREFERRED STOCK INTO COMMON STOCK

During the quarter ended March 31, 2003, 151,060 shares of the Company’s Class B preferred stock were converted into 6,042,400 shares of the Company’s common stock.

CREATION OF CLASS D CONVERTIBLE PREFERRED STOCK

On February 25, 2003, The Company’s Certificate of Incorporation was amended to create and authorize a series of preferred stock of 4,000 shares entitled Class D Convertible Preferred Stock. The Class D Convertible preferred stock has no voting rights. Each share is convertible, at the option of the holder, into 10,000 shares of the Company’s common stock only in the event the Class D preferred stock is pledged as collateral for any debt of the Company, and the Company is in default of such debt obligation.

NOTE 6 -	RELATED PARTY TRANSACTIONS

MANAGEMENT FEES

During the quarter ended March 31, 2003, the Company paid $30,000 to Carter Barnard USA, a Company owned by Carter Barnard, for office facilities and other services performed on behalf of the Company during January and half of February 2003. Carter Barnard USA no longer provides such services.

DUE TO RELATED PARTIES

As of March 31, 2003, the Company was indebted to four shareholders in the aggregate amount of $188,814. The loans bear interest at the rate of 10.5% per annum and are due on demand. The remaining balance of $19,792 due to a related party is non-interest bearing.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 6 -	RELATED PARTY TRANSACTIONS (CONTINUED)

DEBT FORGIVENESS

As of December 31, 2001, the Company owed approximately $75,000 to a related party. The debt was forgiven by the related party during the quarter ended March 31, 2002. As a result, the Company recognized a gain of $75,000 which is included in other income in the accompanying consolidated financial statements

RENT FROM RELATED PARTIES

The Company leases an apartment from a company controlled by two of its shareholders and executives. Rent expense paid to these related parties amounted to $7,600 during the quarter ended March 31, 2003.

NOTE 7 -	AGREEMENTS

The company entered into the following agreements during the quarter ended March 31, 2003:

EMPLOYMENT AGREEMENTS

Effective March 1, 2003, the Company entered into employment agreements with 3 former HCD executives and 1 former IP2M executive. Each agreement has an initial term which ends on December 31, 2004 and provides for automatic annual renewals thereafter. Total annual salaries under these agreements amount to $700,000. The agreements also provide, among other things, for annual bonuses of 25% of the base salary if the executives meet certain performance goals fixed annually by the Board of Directors.

CONSULTING AGREEMENT WITH GRIFFIN SECURITIES, INC. (A RELATED PARTY)

On February 25, 2003, the Company entered into a consulting agreement with Griffin Securities, Inc. (the “Advisor”) whereas the Advisor is to introduce the Company to prospective investors and to achieve a listing for the Company’s shares on the American Stock Exchange or NASDAQ Small Cap. Should the Company achieve such listing, the Company agreed to compensate the Advisor with a cash fee of $75,000 payable at listing. Should the Company raise any equity financing in excess of $1,650,000 from investors introduced by the Advisor, the Company agreed to compensate the Advisor with a cash fee at the closing of such financing at a rate of 8% of the money raised. In addition, the Company agreed to issue financing warrants to the Advisor to purchase equity in the Company equal to 10% of the number of Common shares and/or warrants issued in the equity financing at a strike price equal to 110% of the price paid by the investors. The warrants should be exercisable over a 5 years period at a price per share equal to the price at which the Company raises funds under such offering. The term of the agreement is for one year.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 8 -	SEGMENT DISCLOSURES

The Company’s reportable operating segments include HCD and its wholly-owned subsisiaries, PVD, CLP and QD, Findstar and its subsidiary, Panda Software (UK) Limited, TDMI and its subsidiary, DMQ, and IP2M

•	HCD and its subsidiaries provide pharmaceutical companies with interactive, strategic and creative services. PVD provides full-service creative and strategic healthcare marketing services. CLP provides multimedia graphic design and production services. QD manages sophisticated promotional websites, provides interactive training and education CD-ROMs, and generates Internet marketing and e-mail campaigns.

•	Findstar’s business consists of the distribution of anti-virus software known as Panda Software, one of the United Kingdom’s leading anti-virus software systems. The Panda Software is also distributed outside the United Kingdom.

•	TDMI designs, develops and distributes products and services that automate and streamline direct marketing and customer relationship management processes. DMQ, is an online market place for sellers of direct mail, providing leads, website applications, mailing lists, mailing supplies as well as other products and services.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

NOTE 8 -	SEGMENT DISCLOSURES (CONTINUED)

•	IP2M is a marketing company that has developed a marketing platform in healthcare that integrates radio, television, and the Internet to assist clients in targeting consumers. IP2M offers a national solution using the existing loyalty of the local radio and television stations to drive traffic to the client’s content and advertising within the IP2M platform.

The Company allocates the costs of revenues and direct operating expenses to these segments.

Information regarding the Company’s operating segments for the quarter ended March 31, 2003 and 2002 are being presented on a pro-forma basis because management believes that the results of operations for the three months ended March 31, 2003 and 2002 are more meaningful than the actual results of operations that include only the month of March 2003 for the accounting acquirees.

Quarter ended March 31, 2003 (Pro-Forma)

	HCD	Findstar	TDMI	IP2M	Corporate	Total

Revenues	$670,926	$462,494	$912,480	$633,584	$–	$2,679,484

Cost of revenues	(346,422)	(175,166)	(475,576)	(412,848)	–	(1,410,012)

Gross profit	$324,504	$287,328	$436,904	$220,736	$–	$1,269,472

Depreciation and amortization	$7,374	$7,217	$10,047	$11,000	$–	$35,638

Total assets	$552,881	$500,242	$370,705	$158,339	$–	$1,582,167

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2003

(Unaudited)

Quarter ended March 31, 2002 (Pro-Forma)
	HCD	Findstar	TDMI	IP2M	Corporate	Total

Revenues	$1,110,790	$221,552	$776,225	$483,336	$–	$2,591,903

Cost of revenues	(637,516)	(80,491)	(466,181)	(291,216)	–	(1,475,404)

Gross profit	$473,274	$141,061	$310,044	$192,120	$–	$1,116,499

Depreciation and amortization	$9,046	$15,080	$57,307	$18,000	$–	$99,433

NOTE 9 -	SUBSEQUENT EVENTS

ACQUISITIONS

On April 18, 2003, the Company acquired the remaining outstanding shares of Healthcare Horizons, Inc. (“HCH”), a company that was partially owned by HCD, and the assets of Azimuth Target Marketing, Inc. (“Azimuth”). HCH and Azimuth are owners and distributors of demographic, disease, and healthcare information.

The acquisition price was 5,307,392 shares of the Company’s common stock and 32,336 shares of the Company’s preferred stock.

SALES OF COMMON STOCK

Subsequent to March 31, 2003, the Company sold shares of its common stock in private placements and raised approximately $350,000.

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INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Dialog Group, Inc. and Subsidiaries
New York, NY

We have audited the accompanying consolidated balance sheet of Dialog Group, Inc. and Subsidiaries (formerly IMX Pharmaceutical, Inc. and Subsidiaries) (“the Company”) (a Delaware Corporation) as of December 31, 2002, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficiency, and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Findstar Plc, a wholly owned subsidiary, which statements reflect total assets of $431,852 as of December 31, 2002, and total revenues of $1,210,150 for the year ended December 31, 2002 and $794,314 for the period from January 2, 2001 (date of inception) to December 31, 2001. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Findstar Plc, is based solely on the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dialog Group, Inc. and subsidiaries as of December 31, 2002, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has suffered recurring losses from operations and has significant accumulated deficiencies, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BERENFELD, SPRITZER, SHECHTER & SHEER

Miami, Florida
April 4, 2003

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To the Board of Directors and Stockholders of
Findstar plc

We have audited the accompanying consolidated balance sheet of Findstar plc (a company incorporated in England) and subsidiaries (“the Company”) as of December 31, 2002 and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the year then ended and for the period from January 2, 2001 (date of incorporation) to December 31, 2001. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Findstar plc and subsidiaries as of December 31, 2002, and the results of its operations and its cash flows for the year then ended and for the period from January 2, 2001 (date of incorporation) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the consolidated financial statements, the Company has suffered recurring losses and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SPOKES & COMPANY
Chartered Accountants and Registered Auditors
Hilden Park House
79 Tonbridge Road
Hildenborough
Kent TN11 9BH
April 14, 2003

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2002

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$54,111
Accounts receivable, net of allowance of $24,536	461,099
Inventories	12,858
Prepaid expenses and other current assets	105,917

Total Current Assets	633,985

Property and Equipment, Net of accumulated depreciation of $76,519	128,300

OTHER ASSETS:

Note receivable	100,000
Other assets	15,457

Total Other Assets	115,457

TOTAL ASSETS	$877,742

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:

Accounts payable	$1,386,307
Notes and obligations payable, current portion	400,000
Accrued expenses	1,195,650
Due to related parties	140,243
Deferred revenues	405,442
Other current liabilities	227,039

Total Current Liabilities	3,754,681

STOCKHOLDERS' DEFICIENCY:

Preferred stock, $.001 par value; 1,000,000 shares authorized Class B convertible preferred stock, $80.00 stated value, 350,000 shares authorized; 223,820 shares issued and outstanding	224,800
Common stock, $.001 par value; 100,000,000 shares authorized; 19,953,718 shares issued and outstanding	19,954
Additional paid-in capital	15,562,739
Accumulated deficit	(18,568,754)
Accumulated other comprehensive income	34,694
Less: Deferred compensation	(150,372)

Total Stockholders' Deficiency	(2,876,939)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$877,742

The accompanying notes are an integral part of these financial statements.

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(See Note 3)

	2002	2001

REVENUES	$4,798,496	$2,304,478

COST OF REVENUES	2,569,783	1,473,157

GROSS PROFIT	2,228,713	831,321

COSTS AND EXPENSES:

Sales and marketing	630,201	949,163
Payroll and payroll related expenses	3,223,725	3,438,781
Depreciation and amortization	208,863	436,943
Loss on website development impairment	38,899	116,103
Loss on fixed asset impairment	151,863	139,568
Loss on goodwill impairment	1,133,405	600,311
Other operating expenses	2,415,903	1,565,796

Total Costs and Expenses	7,802,859	7,246,665

LOSS FROM OPERATIONS	(5,574,146)	(6,415,344)

OTHER INCOME (EXPENSES):

Gain on debt settlement	1,003,831	—
Interest expense	(227,303)	(34,835)
Net loss on sale of fixed assets	(14,217)	—
Foreign currency transaction loss	(96,758)	—
Gain on sale of securities	240,307	—
Other income	88,420	858
Other expense	(160,502)	(2,521)

Net Other Income (Expenses)	833,778	(36,498)

NET LOSS	(4,740,368)	(6,451,842)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	31,083	3,611

TOTAL COMPREHENSIVE LOSS	$(4,709,285)	$(6,448,231)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.64)	$—

NET LOSS PER SHARE, BASIC AND DILUTED - PRO FORMA	$—	$(0.87)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	7,409,302	7,409,302

The accompanying notes are an integral part of these financial statements.

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

FOR THE YEAR ENDED DECEMBER 31, 2002

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN CAPITAL		TREASURY STOCK		ACCUMU- LATED OTHER COMPRE- HENSIVE INCOME
										DEFERRED COMPENSATION
	SHARES	AMOUNT	SHARES	AMOUNT		DEFICIT	SHARES	AMOUNT			TOTAL

Findstar and TDMI:
Balance, January 1, 2002	—	$12,256	—	$423,910	7,224,888	$(13,828,386)	—	$—	$3,611	$—	$(6,163,721)

Dialog Group, Inc.:

Balance, January 1, 2002, after fresh start accounting adjustments, and acquisition of Findstar and TDMI:	308,820	224,800	3,828,746	3,828	1,414,798	—	223,322	(576,254)	—	—	1,067,172

Combined entities	308,820	237,056	3,828,746	427,738	8,639,686	(13,828,386)	223,322	(576,254)	3,611	—	(5,096,549)

Reverse merger recapitalization adjustments	—	(12,256)	—	(423,910)	436,166	—	—	—	—	—	—

Balance after reverse merger recapitalization	308,820	224,800	3,828,746	3,828	9,075,852	(13,828,386)	223,322	(576,254)	3,611	—	(5,096,549)

Retirement of treasury shares	—	—	(223,322)	(223)	(576,031)	—	(223,322)	576,254	—	—	—

Debt converted into common stock:
Conversion of $1,133,333 note payable into 1,983,333 shares of common stock and return by investor of 85,000 of preferred stock previously owned	(85,000)	—	1,983,333	1,983	1,131,350	—	—	—	—	—	1,133,333

Conversion of $1,626,360 note payable into 813,180 shares of common stock	—	—	813,180	813	1,625,547	—	—	—	—	—	1,626,360
Conversion of $760,000 note payable into 1,520,000 shares of common stock	—	—	1,520,000	1,520	758,480	—	—	—	—	—	760,000
Conversion of $120,427 loan payable into 240,854 shares of common stock	—	—	240,854	241	120,186	—	—	—	—	—	120,427
Conversion of $163,500 loan payable into 327,000 shares of common stock	—	—	327,000	327	163,173	—	—	—	—	—	163,500
Conversion of $2,354,815 loans and notes payable into 9,274,280 shares of common stock	—	—	9,274,280	9,275	2,345,540	—	—	—	—	—	2,354,815

Sales of common stock in private placements:
740,000 shares at $0.50 per share	—	—	740,000	740	369,260	—	—	—	—	—	370,000
181,465 shares at $0.19 per share	—	—	181,465	182	34,730	—	—	—	—	—	34,912

Common stock issued for services	—	—	1,268,000	1,268	356,592	—	—	—	—	—	357,860

Shares issued to creditors	—	—	182	—	—	—	—	—	—	—	—

39,343 shares to be issued to creditors	—	—	—	—	157,370	—	—	—	—	—	157,370

Warrants to be issued for services	—	—	—	—	690	—	—	—	—	—	690

Deferred compensation	—	—	—	—	—	—	—		—	(150,372)	(150,372)

Comprehensive Income:
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	31,083	—	31,083
Loss for the year ended December 31, 2002	—	—	—	—	—	(4,740,368)	—	—	—	—	(4,740,368)

Balance, December 31, 2002	223,820	$224,800	19,953,718	$19,954	$15,562,739	$(18,568,754)	—	$—	$34,694	$(150,372)	$(2,876,939)

The accompanying notes are an integral part of these financial statements.

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

FOR THE YEAR ENDED DECEMBER 31, 2001

							ACCUMULATED OTHER COMPREHENSIVE INCOME
	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN CAPITAL

	SHARES	AMOUNT	SHARES	AMOUNT		DEFICIT		TOTAL

Findstar and TDMI:

Balance, January 1, 2001:

TDMI	504,306	$5,043	280,956	$2,810	$3,534,826	$(7,376,544)	$—	$(3,833,865)
Findstar	—	—	421,100	421,100	—	—	—	421,100

Combined balance, January 1, 2001	504,306	5,043	702,056	423,910	3,534,826	(7,376,544)	—	(3,412,765)

TDMI - Conversion of debt
into preferred stock	640,767	6,408	—	—	3,265,867	—	—	3,272,275

TDMI - Issuance of preferred stock
in acquisition of DMQ	80,492	805	—	—	424,195	—	—	425,000

Net Loss for the year ended
December 31, 2001
TDMI	—	—	—	—	—	(4,983,241)	—	(4,983,241)
DMQ	—	—	—	—	—	(451,692)	—	(451,692)
Findstar	—	—	—	—	—	(1,016,909)	—	(1,016,909)

Combined loss for the year
ended December 31, 2001						(6,451,842)		(6,451,842)

Translation adjustment	—	—	—	—	—	—	3,611	3,611

Balance, December 31, 2001	1,225,565	$12,256	702,056	$423,910	$7,224,888	$(13,828,386)	$3,611	$(6,163,721)

The accompanying notes are an integral part of these financial statements.

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

FOR THE YEAR ENDED DECEMBER 31, 2001 (CONTINUED)

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	DEFICIT	TREASURY STOCK

	SHARES	AMOUNT	SHARES	AMOUNT		(Restated)	SHARES	AMOUNT	TOTAL

Dialog Group, Inc.:

Balance, January 1, 2001	—	$—	12,898,522	$12,898	$10,495,487	$(4,547,826)	4,766,446	$(578,054)	$5,382,505
1 for 20 reverse split (including fractional shares)	—	—	(12,253,350)	(12,253)	12,253	—	(4,528,124)	—	—

Balance after reverse split	—	—	645,172	645	10,507,740	(4,547,826)	238,322	(578,054)	5,382,505

Treasury stock issued to bankruptcy creditor valued at $4.00 per share	—	—	—	—	58,200	—	(15,000)	1,800	60,000
Shares issued to creditors value at $4.00 per share	—	—	731,074	731	2,923,565	—	—	—	2,924,296
Additional shares to be issued to creditors valued at $4.00 per share	—	—	—	—	446,080	—	—	—	446,080
Loss for year ended December 31, 2001	—	—	—	—	—	(9,270,508)	—	—	(9,270,508)

Balance, December 31, 2001, prior to fresh start accounting and acquisitions of Findstar and TDMI	—	—	1,376,246	1,376	13,935,585	(13,818,334)	223,322	(576,254)	(457,627)

Adjustments for fresh start accounting	—	—	—	—	(13,818,334)	13,818,334	—	—	—

IMX - Balance after fresh start accounting adjustments	—	—	1,376,246	1,376	117,251	—	223,322	(576,254)	(457,627)

Shares issued in acquisition of Findstar and TDMI	306,010	—	2,377,500	2,377	997,622	—	—	—	999,999

Sales of preferred stock at $80.00 per share	2,810	224,800	—	—	—	—	—	—	224,800

Sales of common stock at $4.00 per share	—	—	75,000	75	299,925	—	—	—	300,000

Balance, December 31, 2001	308,820	$224,800	3,828,746	$3,828	$1,414,798	$—	223,322	$(576,254)	$1,067,172

The accompanying notes are an integral part of these financial statements

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(See Note 3)

	2002	2001

Cash Flows from Operating Activities:

Net loss	$(4,740,368)	$(6,451,842)

Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt settlement	(1,003,831)	—
Loss on fixed asset impairment	151,863	139,568
Loss on website development	38,899	116,103
Loss on goodwill impairment	1,133,405	600,311
Gain on exchange of marketable securities in satisfaction of debt	(240,307)	—
Depreciation and amortization	208,863	436,943
Common stock issued for services	207,488	—
Common stock and warrants to be issued for services	158,060	—
Loss on sale of assets	14,217	—
Changes in operating assets and liabilities:
Accounts receivable	(78,296)	(192,678)
Prepaid and other current assets	(13,632)	(15,502)
Inventories	(12,060)	15,521
Other assets	—	(1,498)
Accounts payable and accrued expenses	136,094	1,280,053
Increase in accrued interest payable subsequently converted to note	199,393	—
Current liabilities - Due to related parties	283,994	—
Other current liabilities	227,039	—
Deferred revenues	57,530	185,313

Net Cash Used in Operating Activities	(3,271,649)	(3,887,708)

Cash Flows from Investing Activities:

Purchase of property and equipment	(120,118)	(60,317)
Sales of property and equipment	67,003	—
Website development	—	(61,623)

Net Cash Used in Investing Activities	(53,115)	(121,940)

Cash Flows from Financing Activities:

Proceeds from loans from related parties	3,429,431	—
Repayment of loans from related parties	(200,000)	—
Proceeds from notes payable	—	3,479,341
Repayment of debt	(259,463)	—
Proceeds from sale of common stock	404,912	929

Net Cash Provided by Financing Activities	3,374,880	3,480,270

Effect of exchange rate changes on cash	(9,378)	—

Increase (decrease) in cash and cash equivalents	40,738	(529,378)

Cash and cash equivalents, beginning of year	13,373	537,576

Cash and cash equivalents, end of year	$54,111	$8,198

The accompanying notes are an integral part of these financial statements.

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DIALOG GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

Supplemental disclosure of cash flow Information:
Cash paid for interst	$–	$–

Supplemental schedule of non-cash investing and financing activities:
Debt converted into 1,983,333 shares of common stock	$1,133,333	$–
Debt converted into 813,180 shares of common stock	$1,626,360	$–
Debt converted into 1,520,000 shares of common stock	$760,000	$–
Debt converted into 240,854 shares of common stock	$120,427	$–
Debt converted into 327,000 shares of common stock	$163,500	$–
Debt converted into 9,274,280 shares of common stock	$2,354,815	$–
Debt converted into 640,767 shares of preferred stock	$–	$3,272,275
Preferred stock issued in acquisition of DMQ	$–	425,000
Common stock issued in acquisition of Panda Software (UK) Limited and Blue Van Limited	$–	$421,100

The accompanying notes are an integral part of these financial statements

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND CAPITALIZATION

IMX Pharmaceuticals, Inc., formerly IMX Corporation, was organized under the laws of the State of Utah on June 2, 1982. The Company changed its name to IMX Pharmaceuticals, Inc. on June 30, 1997.

Dialog Group, Inc., was incorporated under the laws of the State of Delaware on October 4, 2002. The Company’s authorized capital stock consisted of 1,000 shares with no par value.

On November 12, 2002, IMX Pharmaceutical, Inc. and Dialog Group, Inc. merged into a single Delaware corporation (the “Company”) for the sole purpose of reincorporating IMX Pharmaceutical, Inc. in Delaware. The name of the surviving corporation is Dialog Group, Inc.

On the same date, the Company’s Certificate of Incorporation was restated to increase the total number of shares of capital stock that the Company has the authority to issue to 101,000,000. The total number of authorized shares of common stock, $0.001 par value, is 100,000,000 and the total number of authorized preferred stock, $0.001 par value, is 1,000,000. The Board of Directors is authorized to establish the preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting each series or the designation of such series.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Findstar, plc, (“Findstar”), ThinkDirectMarketing, Inc. (“TDMI”), TDMI’s wholly-owned subsidiary, DirectMailQuotes, LLC (“DMQ”), and Findstar’s wholly-owned subsidiary, Panda Software (UK) Limited. All significant intercompany balances and transactions have been eliminated.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BUSINESS

Findstar

Findstar’s business consists of the distribution of anti-virus software known as Panda Software, one of the United Kingdom’s leading anti-virus software systems. The Panda Software is also distributed outside the United Kingdom.

TDMI

TDMI designs, develops and distributes products and services that automate and streamline direct marketing and customer relationship management processes. TDMI is a Delaware corporation with its principal place of business in Connecticut.

DMQ

DMQ, d/b/a “Mail Mogul”, is an online market place for sellers of direct mail, providing leads, website applications, mailing lists, mailing supplies as well as other products and services. DMQ is located in California.

FOREIGN CURRENCY TRANSLATION

Findstar’s functional currency is the British pound, its local currency. Accordingly, balance sheet accounts have been translated at the exchange rate in effect at the end of the year and income statement accounts have been translated at average rates for each of the two years ended December 31, 2002. Translation gains and losses are included as a separate component of stockholders’ equity (deficiency) as Cumulative Translation Adjustments.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of money market accounts and other short-term investments with an original term of three months or less.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash.

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. From time to time, the Company had cash in financial institutions in excess of federally insured limits.

ACCOUNTS RECEIVABLE

The Company conducts business and extends credit based on the evaluation of its customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Recoveries of accounts previously written off are recognized as income in the periods in which the recoveries are made.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenues in accordance with SAB 101, which reflects the basic principles of revenue recognition in existing generally accepted accounting principles. Accordingly, revenues are recognized upon delivery of goods, services, or licenses to customers. Revenues derived from the sale of twelve-month subscriptions to the Company’s mailing lists are deferred and included in income on a monthly basis as revenues are earned.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently.

WEBSITE DEVELOPMENT

The Company accounts for website development and maintenance costs in accordance with the guidance of EITF 00-2 “Accounting for Website Development Costs” and Statement of Position 98-1 “Software Developed or Obtained for Internal Use”. Costs incurred in the planning stage are expensed as incurred. Costs incurred in connection with the development stage are capitalized during the application development stage and amortized over a 3-year period. Costs incurred during the post-implementation operation stage, and fees incurred for web hosting, are expensed as incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER COMMON SHARE AND DILUTIVE SECURITIES

Earnings (loss) per share are computed in accordance with SFAS No. 128, “Earnings per Share”. Basic earnings per share is computed by dividing net income, after deducting preferred stock dividends accumulated during the period, by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period.

The following is a summary of the securities that could potentially dilute basic loss per share in the future that were not included in the computation of diluted loss per share because to do so would be anti-dilutive.

Convertible Preferred Stock	8,952,800
Options	42,020
Warrants	168,056

Total	9,162,876

INCOME TAXES

The Company accounts for income taxes using SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

Advertising costs are expensed as incurred. The Company incurred $125,029 and $233,065 in advertising costs for the years ended December 31, 2002 and 2001, respectively.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred until such time as both technological feasibility is established and future economic benefit is assured.

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting followed by SFAS No. 123 “Accounting for Stock-Based Compensation.” APB No. 25 provides that the compensation expense relative to the Company’s employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

Equity instruments issued to non-employees are accounted for at fair value. The fair value of the equity instrument is determined using either the fair value of the underlying stock or the Black-Scholes option-pricing model.

COMPENSATED ABSENCES

The Company does not accrue for compensated absences and recognizes the costs of compensated absences when actually paid to employees. Accordingly, no liability for such absences has been recorded in the accompanying consolidated financial statements. Management believes the effect of this policy is not material to the accompanying financial statements.

RECLASSIFICATIONS

Certain items have been reclassified to conform to current year presentation.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 provides the accounting requirements for retirement obligations associated with tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for financial statements for fiscal years beginning after June 15, 2002. The Company is currently assessing SFAS No. 143 but does not believe it will have a material impact on its financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002, with early application permitted. SFAS 145 requires, among other things, that debt extinguishment must meet the criteria under APB No. 30 to be classified as an extraordinary item. The Company adopted SFAS 145 and, accordingly, reclassified a previously recorded extraordinary gain of approximately $756,000 as other income.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS 146 is effective for disposal activities after December 31, 2002. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and replaces Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)”. The effect of adopting SFAS No. 146 is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure”. SFAS No. 148 does not alter the provisions of SFAS 123, nor does it require stock-based compensation to be measured under the fair-value method. Rather, SFAS 148 provides alternative transition methods to companies that elect to expense stock-based compensation using the fair-value approach under SFAS No. 123. Since the Company follows APB No. 25 in accounting for stock options, SFAS No. 148 will have no effect on its financial statements.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 2 -	BANKRUPTCY AND REORGANIZATION

On November 20, 2000 the Company and its wholly-owned subsidiary, imx-eti LifePartners, Inc. (“imx-eti”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division. On December 27, 2000, the Bankruptcy Court ordered the joint administration of the two cases.

On August 10, 2001, the Company filed its Third Amended Plan of Reorganization (the “Plan”). The Plan provided that all administrative expenses, priority tax claims and US Trustee’s fees would be paid in full. The Plan also provided for nine Classes of Claims, each treated in its own way.

On September 26, 2001, after a hearing, the Court confirmed the Plan. The order was entered on October 11, 2001. The Plan was declared effective on December 11, 2001.

On December 11, 2001, the effective date of the Plan of Reorganization, all 8,132,076 shares of Common Stock presently outstanding were automatically reversed on the basis of one share for each 20 presently held (reverse split). Any fractional shares were rounded up to the next full share. After the reverse split, there were 421,850 shares outstanding that were derived from the previously outstanding Common Stock.

In addition, all unsecured and allowed claims were settled on the basis of one share for every four ($4.00) dollars of allowed claim. Any fractional shares were rounded up to the next full share. Approximately 842,594 shares were or will be issued to Class 5, 6, 7, and 8 creditors. The reverse split and the issuance of the Common Stock to creditors are exempt from the registration requirements of Section 5 of the Securities Act pursuant to section 1145 of the United States Bankruptcy Act.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 2 -	BANKRUPTCY AND REORGANIZATION (CONTINUED)

While the bankruptcy case was pending, imx-eti and the Company’s other subsidiaries, Sarah J, Inc. (d/b/a Mother 2 Be™), Proctozone™, Inc., Podiatrx™, Inc., and IMX Select Benefits Corporation (which were never parties to the bankruptcy proceedings) maintained minor activity.

All of the Company’s operations were conducted through its subsidiaries. All of the Company’s pharmaceutical and direct marketing subsidiaries were sold on December 11, 2001. The losses resulting from these subsidiaries were closed to additional paid-in capital pursuant to Generally Accepted Accounting Principles “fresh start accounting” rules on December 31, 2001.

NOTE 3 -	ACQUISITIONS

ACQUISITIONS OF FINDSTAR AND TDMI

On September 30, 2001, the Company, as purchaser, entered into an agreement (the “Purchase Agreement”) with Cater Barnard plc, f/k/a VoyagerIT.com (“Cater Barnard”) and Envesta plc (“Envesta”), as sellers for the acquisitions of TDMI and Findstar.

Pursuant to the Purchase Agreement, the Company acquired Findstar and 17.5% of the equity of TDMI in December 2001, with the remaining equity interest of TDMI acquired in January 2002. As part of the purchase agreement, the Company also acquired from Cater Barnard’s notes receivables from TDMI in the aggregate amount of $4,000,000.

The purchase price consisted of 2,377,500 shares of the Company’s common stock, 306,010 shares of the Company’s class B preferred stock, warrants to purchase 675,000 shares of the Company’s common stock at $4.00 per share, a $1,866,667 promissory note payable to Cater Barnard and a $1,133,333 note payable to Envesta, both due in five years.

As a result of the Company having disposed of all of its prior subsidiaries, the Company had minimal net assets prior to this acquisition. In addition, since Cater Barnard and Envesta would hold approximately 86% of the equity of the Company after the acquisition, assuming conversion of the Class B Preferred Stock and the Warrant issued as part of the acquisition price, the Company accounted for the acquisition as a capital transaction, in a reverse acquisition and recapitalization. No goodwill or other intangible assets were recorded. Both Findstar and TDMI were deemed to be the accounting acquirers and the Company was deemed the legal acquirer.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 3 -	ACQUISITIONS (CONTINUED)

REPORTING PERIOD

The accompanying consolidated financial statements depict the results of operations of the Company and its wholly owned subsidiaries Findstar, TDMI and DMQ for the year ended December 31, 2002. The financial statements for the period ended December 31, 2001 depict the results of operations and cash flows of TDMI for the twelve months ended December 31, 2001, Findstar for the period from January 2, 2001 (date of inception) to December 31, 2001, and DMQ from March 20, 2001 (date of acquisition, see below) to December 31, 2001.

ACQUISITION OF DMQ

On March 30, 2001 TDMI acquired 100% of the membership interest of DirectMailQuotes, LLC, a California limited liability company (“DMQ”). Accordingly, the results of operations for DMQ have been included in the accompanying consolidated financial statements from that date forward.

The aggregate acquisition price was $425,000, which was intended to be paid in convertible promissory notes to the DMQ investors. However, the notes were never issued and the DMQ investors received 80,492 shares of TDMI Preferred Stock in lieu of the notes. Accordingly, the 80,492 preferred shares were valued at $425,000.

Following is a condensed balance sheet showing the fair values of the assets and liabilities acquired as of the date of acquisition:

Cash	$2,362
Accounts receivable	29,719
Goodwill arising in the acquisition	600,311

632,392
Accounts payable and accrued expenses	(63,392)
Other current liabilities	(144,000)

Net assets acquired	$425,000

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 3 -	ACQUISITIONS (CONTINUED)

ACQUISITION OF DMQ (CONTINUED)

During the year ended December 31, 2001, goodwill of $600,311 was deemed impaired and charged against earnings.

The following pro-forma information presents the Company’s results of operations for the year ended December 31, 2001, as if DMQ had been acquired as of the beginning of the year.

Revenues	$2,504,974
Expenses	(9,147,072)

Net Loss	$(6,642,098)

NOTE 4 -	GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company to continue as a going concern. However, the Company has incurred substantial losses resulting in an accumulated deficit of $18,568,754 as of December 31, 2002. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regards to these issues are as follows:

LIQUIDITY

•	The Company is continuing the sale of its equity securities, as further discussed in Note 19. During the first quarter of 2003, the Company raised approximately $842,000 in such activities and has already contracted for additional sales of its securities.

•	The Company intends to obtain financing from longer term debt and has already obtained loans, as further discussed in Note 19.

PROFITABILITY

The Company intends to develop new and increased revenues and gross margins in all areas of operations. Specifically, the Company intends to:

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 4 -	GOING CONCERN CONSIDERATIONS (CONTINUED)

PROFITABILITY (CONTINUED)

•	Restructure its sales organization to allow for more effective sales processes. These steps include, among others, consolidating sales operations for subscription sales in offices in Florida, as well as expansion of sales organization;

•	Reduce expenses through office consolidation and payroll reduction; and

•	Enter into strategic relationships with data suppliers that will return higher levels of match rate with a better quality of data.

INTERNAL CONTROLS

•	During the last six months ended December 31, 2002, approximately $22,000 was embezzled by TDMI’s former bookkeeper, as a result of a lack of control of the prior management of TDMI. Management believes that additional losses may still be uncovered, but believes that the effect will not be material to the consolidated financial statements taken as a whole. TDMI prior management is no longer with the Company and management believes that its current systems and practices will adequately protect the Company against a repetition of the breakdown in internal controls described above.

Presently, the Company cannot ascertain the eventual success of management’s plans with any degree of certainty. The accompanying consolidated financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainty described above.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 5 -	PROPERTY AND EQUIPMENT

As of December 31, 2002, property and equipment consisted of the following:

Computer equipment and software	$91,229
Plant and equipment	113,590

204,819
Less: Accumulated depreciation	(76,519)

Property and equipment, net	$128,300

During 2002 and 2001, management determined that the fair value of certain computers and other equipment were less than their current book value. Accordingly, the Company recorded asset impairment losses of $151,863 and $139,568 during the years ended December 31, 2002 and 2001, respectively.

Depreciation expense was $105,293, and $194,733 for the years ended December 31, 2002 and 2001, respectively.

NOTE 6 -	WEBSITE DEVELOPMENT

During 2002 and 2001, the company determined that the carrying amount of its website exceeded its fair value by approximately $38,900 and $116,000, respectively.

Accordingly, impairment losses of 38,900 and $116,000 were recognized during 2002 and 2001, respectively.

NOTE 7 -	NOTE RECEIVABLE

On December 11, 2001, the Company and Shalom Y’all, Inc. (“Shalom”), a company wholly-owned by William A. Forster, the Company’s former Chairman and CEO, executed a settlement agreement that provided for the deferred payment of Mr. Forster’s secured claim, the settlement and payment of his administrative claim, the sale to Shalom of the Company’s subsidiaries, and the indemnification of the Company for any claims against it arising from the operation of the subsidiaries’ businesses.

The purchase price for the subsidiaries was $100,000. The obligation to make this payment is evidenced by a promissory note issued by Shalom Y’all, Inc.’s payable in three years. The note is secured by the pledge of 25,000 shares of Mr. Forster’s Common Stock.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 8 -	ACCRUED LIABILITIES

December 31, 2002, accrued liabilities consisted of the following:

Accrued professional fees	$130,377
Accrued payroll and payroll taxes	425,841
Due to bankruptcy creditors	43,000
Accrued interest	87,524
Other	508,908

$1,195,650

NOTE 9 -	DUE TO RELATED PARTIES

As of December 31, 2002, the Company owed $191,058 to Cater Barnard USA, a company owned by Cater Barnard, for office facilities and other services performed on behalf of the Company during the year. Of this amount, $150,815, along with other debts to Carter Barnard, was converted into shares of the Company’s common stock. (See Note 10). The remaining $140,243 was paid subsequent to year-end.

NOTE 10 -	NOTES PAYABLE AND DEBT CONVERSION

Notes payable consisted of the following as of December 31, 2001 and 2002:

	2002	2001

Note payable to Cater Barnard plc	$–	$1,866,667
Note payable to Cater Barnard plc		475,000
Note payable to Envesta plc	–	1,133,333
Note payable to William Forster	–	82,000
Note payable to Axciom Corporation
due in February, 2003	400,000	400,000
Note payable to William Spero	–	114,000

Total	$400,000	$4,071,000

NOTE PAYABLE TO CATER BARNARD (A RELATED PARTY)

In connection with the acquisition of Findstar and TDMI, the Company issued a note payable to Cater Barnard in the amount of $1,866,667. The note bore interest at 5% per annum and was due on December 31, 2006 (Note 3). On March 30, 2002, the Company settled a portion of its debt to Cater Barnard by assigning to it the Company’s beneficial ownership in certain options issued to certain of the Company’s former officers. The options provided for the purchase of the Common Stock of Medicis Pharmaceutical Corporation. As a result of this transaction, the $1,866,667 note payable to Cater Barnard was reduced by $240,307. The balance of $1,626,360 was converted into 813,180 shares of the Company’s Common Stock. (See Note 11).

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 10 -	NOTES PAYABLE AND DEBT CONVERSION (CONTINUED)

NOTE PAYABLE TO CATER BARNARD (A RELATED PARTY)(CONTINUED)

As of December 31, 2001, TDMI was indebted to Carter Barnard for $475,000. During January and February 2002, TDMI borrowed an additional $285,000 from Cater Barnard. In March 2002, the Company acquired the note and issued a promissory note to Cater Barnard for 760,000. The note, which was to mature on December 31,2006, bore interest at 5% per annum. The note was convertible into the Company’s Common Stock, at a price of $0.50 per share. The note was converted into 1,520,000 shares of the Company’s Common Stock. (See Note 11).

In addition, during the quarter ended June 30, 2002, TDMI, Findstar and IMX borrowed an additional $1,120,427 from Cater Barnard. During the year, $120,427 of this balance was converted into 240,854 shares of its Common Stock. (See Note 11). On June 27, 2002, the remaining balance of $1,000,000, along with accrued interest of $75,000 due on all of the Cater Barnard notes, was converted into a $1,075,000 note due July 1, 2004. The note bore interest at 5% per annum until June 30, 2003, and 7.8% thereafter.

During the quarter ended September 30, 2002, the Company borrowed $757,010 from Cater Barnard. The note evidencing the loan bore interest at 7.8% per annum and was to mature on August 1, 2004. It was convertible into 4 shares of IMX Common Stock for every dollar of principal and accrued interest. The note was secured by the equity in and debt from the Company’s subsidiaries.

During the quarter ended September 30, 2002, the Company borrowed $311,060 from Cater Barnard. The note bore interest at 5% per annum until August 31, 2003, and 7.8% per annum thereafter, and was to mature on September 1, 2004.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 10 -	NOTES PAYABLE AND DEBT CONVERSION (CONTINUED)

NOTE PAYABLE TO CATER BARNARD (A RELATED PARTY) (CONTINUED)

As of December 31, 2002, the Company agreed to convert the $1,075,000 note, the $757,010 note, the $311,060 note, along with accrued interest thereon of $60,930 and other fees totaling $150,815 due to Carter Barnard USA (See Note 9) into 9,274,280 shares of the Company’s common stock. The shares were issued subsequent to year but the conversion has been reflected as of December 31 2002. (See Note 11).

NOTES PAYABLE TO ENVESTA PLC (A RELATED PARTY)

In connection with the acquisition of Findstar and TDMI, the Company issued a note payable to Envesta in the amount of $1,133,333. The note bore interest at 5% per annum and was due on December 31, 2006 (See Note 3). During the year ended December 31, 2002, Envesta elected, with the consent of the Company, to convert its $1,133,333 note and 85,000 shares of Class B Preferred Stock it received in the acquisition of Findstar and TDMI, into 1,983,333 shares of the Company’s Common Stock. (See Note 11).

NOTE PAYABLE TO CATER BARNARD USA (A RELATED PARTY)

As of June 30, 2002, TDMI owed $163,500 to Cater Barnard USA, a subsidiary of Cater Barnard. Cater Barnard USA agreed to settle this claim in exchange for 327,000 shares of the Company’s Common Stock. (See Note 11).

NOTE PAYABLE TO WILLIAM FORSTER

On December 11, 2001, the Company and Shalom Y’all executed and consummated an agreement providing for the deferred payment of Mr. Forster’s secured claim of $67,000, the settlement and payment of his administrative claim, and for the sale to Shalom Y’all of all of the Company’s subsidiaries, and its indemnification of the Company for any claims against it arising from the operation of the subsidiaries’ businesses (See Note 7).

The agreement provided for a payment of $50,000 to induce Shalom Y’all to provide the indemnity. $35,000 of the indemnity amount was paid at closing. The balance, together with the $67,000 secured claim, was evidenced by a promissory note issued by the Company in the amount of $82,000. The note was due on February 28, 2002 and bore interest at the rate of 15% per annum, from December 11, 2001. On March 20, 2002 the note was re-cast to provide for the periodic payments of principal and interest to be paid from December 11, 2001. At that time, a partial principal payment of $25,000 was made and the unpaid interest of $3,333 was added to the principal of the note. Additional payments totaling $35,000 were made. On June 28, 2002, the Company issued a replacement note in the principal amount of $27,463, consisting of $22,000 of principal and $5,463 of unpaid interest. The note was paid during the quarter ended September 30, 2002.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 10 -	NOTES PAYABLE AND DEBT CONVERSION (CONTINUED)

NOTE PAYABLE TO AXCIOM CORPORATION

As of June 30, 2002, the Company was obligated on a note payable to Axciom Corporation in the amount of $400,000 that was due on December 31, 2001. The maturity of the note was originally extended to February 2003. The Company is currently in the process of extending the maturity date of the note.

NOTE PAYABLE TO WILLIAM SPERO

As of June 30, 2002, TDMI was indebted to William Spero, DMQ’s former principal owner, in the amount of $114,000 plus accrued interest, as part of the acquisition of DMQ by TDMI. TDMI had defaulted under the note and several subsequent settlement agreements. On August 13, 2002, the Company entered into an agreement with Mr. Spero whereby the Company agreed to pay $172,000 to settle the note, reclaim property to which Mr. Spero was entitled as the result of the prior defaults, and pay his legal costs during the default period. Interest expense of $58,000 was recognized during the year on the note. The note was paid during the quarter ended September 30, 2002.

NOTE 11 -	EQUITY

MODIFICATION OF CLASS B CONVERTIBLE PREFERRED STOCK

The Company’s Certificate of Incorporation was also restated to modify the characteristics of the 350,000 shares, $80 stated value, Class B Convertible Preferred Stock as follows: The provision for payment or accumulation of dividends on the Series B Preferred Stock, payable in cash or Common Stock, at the Company’s election, was eliminated. The number of shares of Common Stock to be issued upon conversion of each Preferred share doubled to 40 instead of 20 as previously provided. This was accomplished by reducing the conversion price to $2.00 per share of Common Stock. The Class B Preferred stock are callable, upon not more than ninety days or less than thirty days notice, at their stated value, at any time after January 31, 2003.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 11 -	EQUITY (CONTINUED)

CREATION OF CLASS B-1 CONVERTIBLE PREFERRED STOCK

The Company’s restated Certificate of Incorporation also created and authorized a series of Preferred Stock of 300,000 shares entitled Class B-1 Convertible Preferred Stock with the same characteristics of the Class B Convertible Preferred Stock. As of December 31, 2002, there was no Class B-1 Convertible Preferred Stock outstanding.

CREATION OF CLASS C CONVERTIBLE PREFERRED STOCK

The Company’s restated Certificate of Incorporation also created and authorized a series of Preferred Stock of 50,000 shares entitled Class C Convertible Preferred Stock with a stated value of $250 per share. Each Class C Convertible Preferred Stock is convertible on the basis of 1,000 shares of Common Stock for each share of Class C Preferred Stock. The Class C Preferred stock are callable, upon not more than ninety days or less than thirty days notice, at their stated value, at any time after December 31, 2003. As of December 31, 2002, there was no Class B-1 Convertible Preferred Stock outstanding.

REVERSE STOCK SPLIT

On December 11, 2001, the effective date of the Plan of Reorganization, the Company had 12,898,522 shares of Common Stock issued, of which 8,132,076 were outstanding and 4,766,446 were held as Treasury Stock. All of the shares were subject to a reverse split on the basis of one share for each twenty share then issued. Any fractional shares were rounded up to the next full share. After the reverse split, the Company had 645,172 shares issued, of which 421,850 were outstanding and 238,322 held as Treasury Stock. All references to Common Stock in this report refers to the “post-reverse split” Common Stock. During the year ended December 31, 2002, all remaining shares held as Treasury Stock were retired.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 11 -	EQUITY (CONTINUED)

SHARES ISSUED AND TO BE ISSUED TO CREDITORS IN BANKRUPTCY SETTLEMENTS

Pursuant to the Plan of Reorganization, all unsecured allowed claims were to be settled on the basis of one share for every $4.00 of allowed claim, with any fractional shares to be rounded up to the next full share. Per the Plan, a total of 842,594 shares were to be issued to class 5, 6, 7 and 8 creditors. A total of 731,074 shares were issued, resulting in a credit to equity of $2,924,296 as of December 31, 2001, the effective date of the fresh start accounting. The remaining 111,520 shares, valued at $445,352, were included in equity as of December 31, 2001 as a credit to additional paid-in capital.

In addition, the Company issued 15,000 Treasury Stock valued at $4.00 per share to a creditor, resulting in a credit of $60,000 to stockholders’ equity as of December 31, 2001. In December 2002, 182 shares of the 111,520 to be issued to creditors were issued. This issuance has no effect on the Company’s financial position and results of operations, as they were already accrued for.

In addition, a total of 39,343 shares of common stock were issued to two creditors not previously included in the bankruptcy plan. The two claims amounted to $157,370. As a result, the company recognized an expense for that amount which is included in other expenses in the accompanying consolidated statement of operations.

SALE OF COMMON STOCK IN PRIVATE PLACEMENTS

During the year ended December 31, 2002, the Company sold 740,000 shares of its Common Stock in private placements at $0.50 per share, aggregating $370,000, and 181,465 shares at $0.19 per share, for net proceeds of $34,912.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 11 -	EQUITY (CONTINUED)

SHARES ISSUED FOR SERVICES

In connection with the sales of the Company’s Common Stock in private placements noted above, the Company issued 1,268,000 shares of its Common Stock to consultants for services rendered and to be rendered valued at $357,860, based on the value of the services. Of this amount, $207,468 related to services performed during the year and $150,392 relates to services to be performed in future periods. In addition, the Company is to issue warrants to purchase 18,147 shares of the Company’s common stock at a price of $0.19 per share to a consultant. The warrants were valued at $690, based on the value of the services provided.

CONVERSION OF DEBT INTO COMMON STOCK

As discussed in Note 10, during fiscal 2002, the Company converted the following debt into shares of its Common Stock:

Number of Common
Debt Converted	Stock Issued

$1,626,360	813,180
760,000	1,520,000
120,427	240,854
2,354,815	9,274,280
1,133,333	1,983,333
163,500	327,000

$6,158,435	14,158,647

NOTE 12 -	STOCK OPTIONS

In January 2002, the Company’s Board of Directors adopted the 2002 Employee Stock Option Plan (“the Plan”), subject to the approval of the Company’s stockholders. All of the Company’s previous stock options and other employee incentive plans, and any options granted under them, were terminated by the Plan of Reorganization.

The new Plan reserves 5,000,000 shares of the Company’s Common Stock for the issuance of options under the Plan. Not more than 100,000 shares may be granted to any Key Employee who is not an officer of the Company.

Stock options awarded may be either Qualified or Non-Qualified pursuant to Section 442 of the Internal Revenue Code. The options generally expire 10 years after the date of grant and are not all vested. The exercise price of the options may not be less than the fair market value of the stock on the date of grant.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 12 -	STOCK OPTIONS (CONTINUED)

In connection with the acquisition of Findstar and TDMI, the Company had granted options to purchase 189,945 shares of its Common Stock to replace those held by TDMI’s officers and employees. Of these options 60,543 were vested as of the acquisition date and 129,402 were not vested. Per EITF 00-23 “Issues Related to the Accounting for Stock Compensation under APB No. 25 and FASB Interpretation No. 44”, “options or awards granted or issued by an acquirer in exchange for existing awards in a acquiree should be accounted for either as consideration for the acquisition of equity interests in the acquiree or a new awards, (depending on the vested status of the options or awards granted or issued by the acquirer), and not as a continuation of the acquiree awards.”

Based on the above, the 60,543 vested options are considered consideration for the acquisition of TDMI. However, since IMX’s common stock was so thinly traded and without a viable current market, no value could be established for the vested options.

The Company applies APB opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for options issued to employees. Compensation cost for stock options is measured at the intrinsic value, which is the excess of the market price of the Company’s common stock at the date of grant over the amount the recipient must pay to acquire the common stock. Under APB 25, no compensation expense has been recognized for the 129,402 unvested options granted.

Statement of Financial Accounting Standards No. 123 (SFAS 123), “Accounting for Stock-Based Compensation”, requires the Company to provide pro forma information regarding net income (loss) and earnings (loss) per share as if compensation cost for employee stock options has been determined in accordance with the fair value based method prescribed by SFAS 123.

Due to the lack of marketability of the Company’s Common Stock at the date of acquisition, the Company was unable to value the options granted.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 12 -	STOCK OPTIONS (CONTINUED)

Stock options activity for 2001 and 2002 is as follows:

	Number Of Shares	Weighted Average Exercise Price

Balance, January 1, 2001	–	$–
Options granted on date of acquisition	189,945	3.32

Balance, December 31, 2001	189,945	3.32

Additional options granted	2,376	3.00
Options forfeited	(22,967)	(3.09)
Options expired	(75,371)	(3.40)

Balance, December 31, 2002	93,983	$3.30

Stock options outstanding and exercisable at December 31, 2002 are as follows:

Options Outstanding				Options Exercisable

Range of Exercise Price	Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life	Shares Outstanding	Weighted Average Exercise Price

$3.00 -
$4.00	93,983	$3.30	6.00	42,020	$3.69

NOTE 13 -	STOCK WARRANTS

In connection with the final acquisition of TDMI, the Company had issued Warrants to purchase 168,056 shares of its Common Stock to the holders of TDMI Warrants. The Warrants expire on January 31, 2007. Warrants to purchase 66,000 shares have a purchase price of $1.89 and the balance have a purchase price of $3.00. Due to the lack of marketability of the Company’s Common Stock at the date of acquisition, the Company was unable to value the warrants granted.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 13 -	STOCK WARRANTS (CONTINUED)

In addition, as discussed in Note 3, the Company issued a five-year warrant to purchase 675,000 shares of the Company’s post reverse split Common Stock at $4.00 per share. Due to the lack of marketability of the Company’s common stock at the date of acquisition, the Company was unable to value the warrant. The warrant was canceled in February 2003.

NOTE 14 -	COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company entered into four lease obligations for office space in Connecticut, Colorado, California and Cambridge.

Connecticut Lease

The Connecticut lease was executed into on November 10,1998. The original term of the lease was from January 1, 1999 through December 31, 1999. The lease contained an option for the Company to extend the lease for an additional five-year period ending December 31, 2004. The Company exercised the option. In November 2001 the Company and its landlord agreed to extend the lease to December 31, 2005. During the extension period, the fixed rent would be equivalent to the fair market rent, as agreed between the Company and the Landlord.

Colorado Leases

The Colorado lease was executed on November 27, 2000. The term of the lease was from February 1, 2001 through January 31, 2004. As a result of a change in ownership of this building, the Company was able to terminate the current lease. The Company is currently leasing this space on a month-to-month basis at a cost of $4,000 per month.

California Lease

The California lease was executed on July 17, 2001. The term of the lease is from August 1, 2001 through July 31, 2003. The lease contains a provision for the Company to continue, with the consent of the landlord, its tenancy on a month-to-month basis at a monthly rent of $1,680 upon expiration of the lease.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 14 -	COMMITMENTS AND CONTINGENCIES (CONTINUED)

OPERATING LEASES (CONTINUED)

Cambridge Lease

The Company leases its Cambridge offices under a non-cancelable operating lease which expires in 2006.

Rent expense amounted to $204,390 and $214,346 for the years ended December 3, 2002 and 2001, respectively.

Future minimum lease commitments under all long-term operating leases as of June 30, 2002 are approximately as follows:

Year ended December 31,
2003	$141,700
2004	85,000
2005	81,000
2006	14,000

Total	$321,700

EMPLOYMENT AGREEMENTS

The Company had employment agreements with certain of its executives that were to expire in 2004. Those agreements were terminated during the year ended December 31, 2002. Two of those agreements provided for severance payments. The Company recognized $159,740 of severance expense during the year. This amount is included in accrued expenses as of December 31, 2002.

NOTE 15 -	INCOME TAXES

At December 31, 2002, the Company had federal and state net operating losses of approximately $16,000,000, that are subject to annual limitations through 2022. The losses are available to offset future taxable income.

The temporary differences that give rise to deferred tax asset and liability at December 31, 2002 are as follows:

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 15 -	INCOME TAXES (CONTINUED)

Deferred tax assets:
Net operating losses	$6,240,000

Total deferred tax assets	6,240,000
Less valuation allowance	(6,240,000)

Net deferred tax assets	$–

In assessing the amount of deferred tax asset to be recognized, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. It is not possible at this time to determine that the deferred tax asset is more likely to be realized than not. Accordingly, a full valuation allowance has been established for all periods presented.

The Tax Reform Act of 1986 imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change”, as defined by the Internal Revenue Code. Federal and state net operating losses are subject to limitations as a result of these restrictions. As stated in Note 3, the Company experienced a substantial change in ownership exceeding 50%. As a result, the Company’s ability to utilize its net operating losses against future income have been significantly reduced.

The effective tax rate for the periods ended December 31, 2002 and 2001 are as follows:

U.S statutory tax rate	35%
State and local taxes	4
Less: Valuation allowance	(39)

Effective tax rate	0%

NOTE 16 -	GAIN ON SALE OF SECURITIES

As discussed in Note 10, the Company settled a portion of its debt to Cater Barnard through the assignment of the Company’s beneficial ownership of certain options issued to some of the Company’s former officers. The options provided for the purchase of the Common Stock of Medicis Pharmaceutical Corporation. As a result of this transaction, the $1,866,667 note payable to Cater Barnard was reduced by $240,307. The Company recognized a gain of $240,307 in connection with this assignment, which is included in other income.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 17 -	GAIN ON DEBT SETTLEMENT

In June 2002, the Company acquired from Envesta debts owed to Envesta by Findstar in the face amount of $955,934 for $200,000 in cash. Accordingly, the Company recognized a gain of $755,934 which was originally recorded as an extraordinary item. According to the requirements of SFAS No. 145, this amount was reclassified as other income. In addition, during the year ended December 31, 2002, Findstar settled debts with vendors and recognized a $247,897 gain on the settlements.

NOTE 18 -	SEGMENT DISCLOSURES

The Company’s reportable operating segments include Findstar and its subsidiary, Panda Software (UK) Limited and TDMI and its subsidiary, DMQ.

•	Findstar’s business consists of the distribution of anti-virus software known as Panda Software, one of the United Kingdom’s leading anti-virus software systems. The Panda Software is also distributed outside the United Kingdom.

•	TDMI designs, develops and distributes products and services that automate and streamline direct marketing and customer relationship management processes. DMQ, is an online market place for sellers of direct mail, providing leads, website applications, mailing lists, mailing supplies as well as other products and services.

The Company allocates the costs of revenues and direct operating expenses to these segments.

Operating segments for the years ended December 31, 2002 and 2001 were as follows:

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 18 -	SEGMENT DISCLOSURES (CONTINUED)

Year ended December 31, 2002:

	Findstar	TDMI/DMQ	Corporate	Total

Revenues	$1,210,150	$3,588,346	$–	$4,798,496

Cost of revenues	351,013	2,218,770	–	$2,569,783

Gross profit	$859,137	$1,369,576	$–	$2,228,713

Depreciation and amortization	$47,997	$160,866	$–	$208,863

Total assets	$431,852	$298,781	$147,109	$877,742

Capital expenditures	$100,954	$ 19,164	$–	$120,118

Year ended December 31, 2001:

	Findstar	TDMI/DMQ	Corporate	Total

Revenues	$794,314	$1,510,164	$–	$2,304,478

Cost of revenues	(340,966)	(1,132,191)	–	(1,473,157)

Gross profit	$453,348	$377,973	$–	$831,321

Depreciation and amortization	$126,697	$310,246	$–	$436,943

Total assets	$1,415,756	$653,760	$117,172	$2,286,688

Capital expenditures	$2,864	$119,076	$–	$121,940

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 19 -	SUBSEQUENT EVENTS

ACQUISITION OF HEALTHCARE DIALOG, INC. (HDC)

On November 6, 2002, the Company entered into an Agreement for Merger (the “Agreement”) with HDC. On February 27, 2003, the Agreement was amended and the merger was consumed. It became effective on March 1, 2003. Upon consummation of the merger, the Company issued 30,075,219 shares of its Common Stock and 183,235 shares of its newly created Class B-1 Preferred Stock to the present HDC’s shareholders. The amended agreement calls for an additional $1,650,000 in financing. Cater Barnard had agreed to assure that at least $650,000 will be raised and had agreed to post negotiable collateral against its obligation to purchase up to 3,513,514 shares of the Company’s Common Stock. The parties subsequently cancel Cater Barnard’s guarantee that $650,000 will be raised and its obligation to purchase up to $3,513,514 shares of the Company’s Common Stock. In return, Cater Barnard will return to the Company 3,500,000 of the company’s Common Stock that it owned.

ACQUISITION OF IP2M, INC. (“IP2M”)

On December 23, 2002, the Company entered into a letter of intent for the acquisition of IP2M. On February 24, 2003, the acquisition was consumed. It became effective on March 1, 2003. Upon consummation of the merger, the Company issued 6,186,844 shares of its Common Stock and 44,267 shares of its newly created Class B-1 Preferred Stock to the present IP2M shareholders. After the closing, the IP2M shareholders may share approximately 700,000 additional shares of Common Stock if certain financial goals are met.

ADDITIONAL ACQUISITIONS

The Company is currently negotiating to acquire 50% of Healthcare Horizons, Inc. and the assets of Azimuth Target Marketing, Inc. The proposed acquisition price is 5,307,392 shares of Common Stock and 32,336 shares of Preferred Stock. If this transaction is consummated, the former IP2M shareholders will receive an additional 589,120 shares of Common Stock and 3,589 shares of Preferred Stock.

DEBT CONVERSION

As discussed in Note 10, Carter Barnard converted $2,354,815 of debt into 9,274,280 shares of the Company’s Common Stock immediately prior to the acquisitions of HDC and IP2M.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 19 -	SUBSEQUENT EVENTS (CONTINUED)

CREATION OF CLASS D CONVERTIBLE PREFERRED STOCK

On February 25, 2003, The Company’s Certificate of Incorporation was amended to create and authorize a series of Preferred Stock of 4,000 shares entitled Class D Convertible Preferred Stock. The Class D Convertible Preferred Stock has not voting rights. Each share is convertible, at the option of the holder, into 10,000 shares of the Company’s Common Stock only in the event the Class D Preferred Stock is pledged as collateral for any debt of the Company, and the Company is in default of such debt obligation.

COLLATERAL LOAN AGREEMENT AND PROMISSORY NOTE

On February 21, 2003, the Company entered into a collateral loan agreement and promissory note (the “Agreement”) with a United Kingdom corporation representing a group of lenders. Under the agreement, the Lender agreed to provide the Company a loan in the amount of $1,500,000. The loan is secured by the issuance in the name of the Lender of 3,950 shares of the Company newly created Class D Convertible Preferred Stock (see above), and kept in escrow. The stock pledged are to be held as collateral as long as there is any principal or interest outstanding and are to be returned to the Company when the loan is fully repaid. Upon any default on the loan, the Lender has the right to dispose of the stock. Any proceeds obtained in excess of the total of the default and cost of disposing of the stock is to be returned to the Company.

The loan bears interest at 5.5% per annum and is payable as follows:

Prepayment	$75,677	Deducted from proceeds
Engagement fee	$45,000	Deducted from proceeds
Consultant fee	$75,000	Deducted from proceeds
Year one	$6,589	10 monthly payments
Years two through five	$31,250 plus interest	46 monthly payments

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 19 -	SUBSEQUENT EVENTS (CONTINUED)

DEMAND PROMISSORY NOTE

During February 2003, the Company received $183,400 from a lender, as evidenced by a promissory note dated February 27, 2003. The loan is due on May 28, 2003 and will bear interest at 12% per annum if not repaid at the maturity date. In lieu of origination fees and accrued interest on the loan, the Company is to transfer 1,100,000 shares of Common Stock to the lender and warrants to issue 350,000 shares of the Company’s Common Stock at $0.05 per share. The warrants expire in 3 years.

CONSULTING AGREEMENT WITH GRIFFIN SECURITIES, INC. (A RELATED PARTY)

On February 25, 2003, the Company entered into a consulting agreement with Griffin Securities, Inc. (the “Advisor”) whereas the Advisor is to introduce the Company to prospective investors and to achieve a listing for the Company’s shares on the American Stock Exchange or NASDAQ Small Cap. Should the Company achieve such listing, the Company agreed to compensate the Advisor with a cash fee of $75,000 payable at listing. Should the Company raise any equity financing in excess of $1,650,000 from investors introduced by the Advisor, the Company agreed to compensate the Advisor with a cash fee at the closing of such financing at a rate of 8% of the money raised. In addition, the Company agreed to issue financing warrants to the Advisor to purchase equity in the Company equal to 10% of the number of Common shares and/or warrants issued in the equity financing at a strike price equal to 110% of the price paid by the investors. The warrants should be exercisable over a 5 years period at a price per share equal to the price at which the Company raises funds under such offering. The term of the agreement is for one year.

SALE OF COMMON STOCK

Subsequent to December 21, 2002, the Company sold 5,410,653 shares of Common Stock in private placements for total gross proceeds of $842,335.

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DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 19 -	SUBSEQUENT EVENTS (CONTINUED)

EMPLOYMENT AGREEMENTS

Effective March 1, 2003, the Company entered into employment agreements with 3 former HDC executives and 1 former IP2M executive. Each agreement has an initial term which ends on December 31, 2004 and provides for automatic annual renewals thereafter. Total annual salaries under these agreements amount to $700,000. The agreements also provide, among other things, for annual bonuses of 25% of the base salary if the executives meet certain performance goals fixed annually by the Board of Directors.

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INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Healthcare Dialog, Inc. and Subsidiaries
New York, NY

We have audited the accompanying consolidated balance sheet of Healthcare Dialog Group, Inc. and Subsidiaries (“the Company”) (a Delaware Corporation) as of December 31, 2002, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Dialog, Inc. and Subsidiaries as of December 31, 2002, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has significant accumulated deficiencies, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berenfeld, Spritzer, Shechter & Sheer

Miami, Florida
April 30, 2003

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2002

ASSETS

CURRENT ASSETS:
Cash	$94,390
Accounts receivable	104,275
Other receivable	30,800
Prepaid expenses and other current assets	41,257

Total current assets	270,722

PROPERTY AND EQUIPMENT, NET	96,374

OTHER ASSETS	26,520

TOTAL ASSETS	$393,616

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Bank line of credit	$100,444
Accounts payable	497,566
Accrued expenses	91,617
Deferred revenue	330,932
Loans payable to shareholders	158,564

Total current liabilities	1,179,123

COMMITMENTS AND CONTINGENCIES	—

STOCKHOLDERS' DEFICIENCY:

Common stock, $0.01 par value; 20,000,000 shares authorized;
1,179,937 shares issued and outstanding	11,800
Additional paid-in-capital	1,755,035
Accumulated deficit	(2,552,342)

Total stockholders' deficiency	(785,507)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$393,616

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

REVENUES	$3,433,880	$5,754,024

COST OF REVENUES	2,107,360	3,408,648

GROSS PROFIT	1,326,520	2,345,376

OPERATING EXPENSES:

Payroll and payroll related expenses	509,208	908,661
Selling and marketing	167,937	254,998
Depreciation and amortization	31,177	413,777
Loss on goodwill impairment	624,859	—
Loss on website impairment	300,000	—
Loss on trademark impairment	15,625	—
Loss on fixed assets impairment	95,067	—
Other general and administrative expenses	770,268	834,319

Total Operating Expenses	2,514,141	2,411,755

LOSS FROM OPERATIONS	(1,187,621)	(66,379)

OTHER INCOME (EXPENSES):

Interest expense	(45,074)	(63,220)
Other income	112,642	43,650
Other expenses	(292,198)	—

Net Other Expenses	(224,630)	(19,570)

LOSS BEFORE MINORITY INTEREST	(1,412,251)	(85,949)

MINORITY INTEREST	24,366	1,328

NET LOSS	$(1,387,885)	$(84,621)

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL
				ACCUMULATED DEFICIT
	SHARES	AMOUNT			TOTAL

Balance, January 1, 2001	—	$—	$—	$—	$—

Healthcare Dialog, Inc. ("HDC")	390,000	3,900	496,100	(1,082,338)	(582,338)
P.V.D and Partners ("PVD")	20,000	10,000	—	2,502	12,502

Total prior to merger	410,000	13,900	496,100	(1,079,836)	(569,836)

Shares issued in PVD acquisition	495,000	4,950	—	—	4,950

Reverse merger adjustments	(20,000)	(10,000)	5,050	—	(4,950)

Balance after PVD acquisition	885,000	8,850	501,150	(1,079,836)	(569,836)

Shares issued in acquisition of CLP Graphics Center, Inc. ("CLP")	27,750	278	445	—	723

Shares issued in acquisition of QD Corporation ("QD")	267,187	2,672	1,253,440	—	1,256,112

Net loss for the year ended December 31, 2001	—	—	—	(84,621)	(84,621)

Balance, December 31, 2001	1,179,937	11,800	1,755,035	(1,164,457)	602,378

Net loss for the year ended December 31, 2002	—	—	—	(1,387,885)	(1,387,885)

Balance, December 31, 2002	1,179,937	$11,800	$1,755,035	$(2,552,342)	$(785,507)

The accompanying notes are an integral part of these financial statements.

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HEALTHCARE DIALOG, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

Cash Flows from Operating Activities:
Net loss	$(1,387,885)	$(84,621)
Adjustments to reconcile net loss to net cash used in (provided by) operating activities:
Depreciation and amortization	31,177	413,777
Minority interest	(24,366)	(1,328)
Loss on goodwill impairment	624,859	–
Loss on website impairment	300,000	–
Loss on trademark impairment	15,625	–
Loss on fixed assets impairment	95,067	–
Loss on debt forgiveness	207,562	–
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	165,257	502,980
Other current receivable	(30,800)	–
Prepaid expenses and other current assets	9,068	(25,052)
Increase (decrease) in:
Accounts payable	(91,281)	36,828
Accrued expenses	32,408	(97,336)
Deferred revenue	28,009	181,746

Net Cash (Used in) Provided by Operating Activities	(25,300)	926,994

Cash Flows from Investing Activities:
Purchase of property and equipment	(6,550)	(378,681)

Net Cash Used in Investing Activities	(6,550)	(378,681)

Cash Flows from Financing Activities:
Loans from shareholders	6,770	–
Repayment of loans from shareholders	–	(115,128)
Loans to affiliates	–	(5,791)
Repayment of long-term debt	(121,457)	(222,169)

Net Cash Used in Financing Activities	(114,687)	(343,088)

Net increase (decrease) in cash	(146,537)	205,225

Cash, beginning of period	240,927	35,702

Cash, end of period	$94,390	$240,927

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid during the period	$45,074	$55,284

Income taxes paid during the period	$–	$–

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued in acquistion of CLP and QD	$–	$1,256,835

The accompanying notes are an integral part of these financial statements.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND CAPITALIZATION

Healthcare Dialog, Inc., (the “Company”) was incorporated on August 24, 2000, under the laws of the State of Delaware. In January and February 2001, the Company acquired three similar businesses, P.V.D and Partners (“PVD”), CLP Graphics Center, Inc. (“CLP”), and QD Corporation (“QD”). See Note 2.

The Company’s authorized capital stock consists of 20,000,000 shares of common stock, $0.01 par value per share.

NATURE OF OPERATIONS

The Company and its subsidiaries provide pharmaceutical companies with interactive, strategic and creative services. PVD provides full-service creative and strategic healthcare marketing services. CLP provides multimedia graphic design and production services. QD manages sophisticated promotional websites, provides interactive training and education CD-ROMs, and generates Internet marketing and e-mail campaigns.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Healthcare Dialog, Inc. and its wholly-owned and majority-owned subsidiaries, PVD, CLP, and QD. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenues from long-term service contracts are recorded on the basis of percentage of completion on individual contracts. Progress-to-completion is determined by labor hours incurred. Under this method, revenue is recognized as work progresses in the ratio that labor hours incurred bear to estimated total labor hours. Payments received in advance are recorded as deferred revenue until they are earned. Deferred revenue as of December 31, 2002 amounted to $330,932.

Cost of these services primarily include payroll and payroll related costs, direct materials and services, and other qualifying direct costs. Costs of services are expensed as incurred.

CASH EQUIVALENTS

Short-term investments with original maturities of 90 days or less from the date of acquisition are classified as cash equivalents. The Company did not have cash equivalents as of December 31, 2002.

CONCENTRATION OF CREDIT RISK

Cash

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. From time to time, the Company had cash in financial institutions in excess of federally insured limits. As of December 31, 2002, the Company had cash in excess of FDIC limits of approximately $86,900.

Major Customers

During 2002 and 2001, revenue earned from two major customers amounted to approximately 99% and 97%, respectively, of total revenue.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTS RECEIVABLE

The Company conducts business and extends credit based on the evaluation of its customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Recoveries of accounts previously written off are recognized as income in the periods in which the recoveries are made. As of December 31, 2002, no allowance was deemed necessary as all receivables were collected subsequent to year-end.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets generally five years.

Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently.

GOODWILL

Goodwill is calculated at the time of an acquisition as the difference between the fair value of consideration tendered as compared to the aggregate fair values of the acquired reporting unit’s individual assets and liabilities. The Company evaluates the recoverability of goodwill separately for each applicable business reporting unit at least annually, or whenever facts, circumstances or events suggest that goodwill may be impaired.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using enacted rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising costs during the years ended December 31, 2002 and 2001 were not material.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations as incurred until such time as both technological feasibility is established and future economic benefit is assured. These costs primarily consist of salaries, development materials, supplies and applicable overhead expenses of personnel directly involved in the research and development of new technology and products.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued liabilities and loans and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

COMPENSATED ABSENCES

The Company does not accrue for compensated absences and recognizes the costs of compensated absences when actually paid to employees. Accordingly, no liability for such absences has been recorded in the accompanying consolidated financial statements. Management believes the effect of this policy is not material to the accompanying consolidated financial statements.

SOFTWARE DEVELOPMENT COSTS

Costs of software applications developed (website development) or obtained for internal use that are incurred during the applications development stage are capitalized in accordance with SOP No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Costs incurred in the planning stage are expensed as incurred. Costs incurred in connection with the development stage are capitalized during the application development stage and amortized over their estimated useful lives. Costs incurred during the post-implementation operation stage are expensed as incurred.

In 1998, the Company capitalized approximately $1 million of costs incurred for material, consultants, payroll and other related costs. Those costs were being amortized over 5 years. See Note 5.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MINORITY INTEREST IN SUBSIDIARIES

Minority interest reported in the accompanying consolidated statements of operations represents the minority shareholders’ of the subsidiaries, QD Corporation and CLP Graphics, Inc. (See Note 2), portion of income or loss, 6.3% and 7.5%, respectively. The minority interest reported in the consolidated balance sheet reflects the original investment by these minority shareholders in the consolidated subsidiaries, along with their proportional share of the earnings or losses of these subsidiaries in subsequent periods. Minority interest in the net loss of subsidiaries for the years ended December 31, 2002 and 2001 were $24,366 and $1,328, respectively.

NOTE 2 -	BUSINESS ACQUISITIONS

On January 1, 2001, the Company acquired all of the outstanding capital stock of PVD, a company controlled by the Company’s shareholders, in exchange for 495,000 shares of the Company’s common stock. Since the Company did not have activities prior to that acquisition, and since this exchange of shares occurred between entities under common control, the acquisition was recorded as a reverse acquisition, with no recognition of goodwill. The Company recorded the assets and liabilities of PVD at their carryover basis, which was the book value of those assets and liabilities on the date of the acquisition. The historical stockholders’ equity of PVD prior to the merger was retroactively restated to the equivalent number of shares received in the merger and the difference between the par values of the shares exchange was recorded as additional paid in capital.

On January 1, 2001, the Company acquired 92.50% of the outstanding capital stock of CLP, a company partially owned by the Company’s shareholders, in exchange for 27,750 shares of the Company’s common stock. This acquisition was recorded under the purchase method of accounting. The portion of assets and liabilities owned by the shareholders with common control, 75%, were recorded at their carryover basis. The remaining net assets acquired from the minority shareholders were recorded at their fair value. The excess of the value of the shares of stock issued over the fair value of the net assets acquired of $51,186 was recorded as goodwill.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 2 -	BUSINESS ACQUISITIONS (CONTINUED)

On January 1, 2001, the Company acquired 93.70% of the outstanding capital stock of QD, a company partially owned by the Company’s shareholders, in exchange for 267,187 shares of the Company’s common stock. This acquisition was recorded under the purchase method of accounting. The portion of assets and liabilities owned by the shareholders with common control, 59.80%, were recorded at their carryover basis. The remaining net assets acquired from the minority shareholders were recorded at their fair value. The excess of the value of the shares of stock issued over the fair value of the net assets acquired of $707,155 was recorded as goodwill.

NOTE 3 -	GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company to continue as a going concern. However, the Company has incurred substantial losses resulting in an accumulated deficit of approximately $2,552,000 as of December 31, 2002. The Company’s current liabilities exceed current assets by approximately $908,000, at December 31, 2002. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regards to these issues are as follows:

•	Merger with Dialog Group, Inc. as described in Note 11. Management believes that substantial cost savings will incur as a result of the merger.

•	Reduction of all-unnecessary expenses and elimination of staff down to the minimum level.

Presently, the Company cannot ascertain the eventual success of management’s plans with any degree of certainty. The accompanying consolidated financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainty described above.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 4 -	PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2002:

Computer software and equipment	$94,326
Office furniture and equipment	70,920
Leasehold improvement	48,534

213,780
Less: Accumulated depreciation	(117,406)

Property and equipment, net	$96,374

Depreciation expense was $31,177 and $413,777 for the years ended December 31, 2002 and 2001, respectively.

During 2002, management determined that the fair value of certain computers and office equipment was less than their current book value. Accordingly, the Company recorded a loss on fixed assets impairment of approximately $95,000.

NOTE 5 -	INTANGIBLE ASSETS

As mentioned in Note 2, during 2001, the acquisitions of CLP and QD resulted in goodwill of $51,186 and $707,155, respectively. During 2002, the Company evaluated the recoverability of goodwill and determined that it was impaired. As a result, the unamortized balances were written off, resulting in a loss on goodwill impairment of approximately $625,000.

During 2002, the Company determined that its website and trademark had no remaining value. As a result, loss on website impairment and trademark impairment of $300,000 and $15,625, respectively, were recorded during 2002.

NOTE 6 -	LINE OF CREDIT

The Company has a $115,000 revolving credit arrangement with a commercial bank for general corporate purposes which is renewable every year until October 13, 2004. The line of credit bears interest at prime plus 2% (6.25% as of December 31, 2002), and an annual fee of $1,150. The outstanding principal balance as of December 31, 2002 amounted to $100,444. The line of credit is personally guaranteed by one of the Company’s shareholders.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 7 -	INCOME TAXES

At December 31, 2002, the Company had federal and state net operating losses of approximately $5,460,000, that are subject to annual limitations through 2021. The losses are available to offset future taxable income.

The temporary differences that give rise to deferred tax assets and liabilities at December 31, 2002 and 2001 were approximately as follows:

	2002	2001

Deferred tax assets:
Net operating losses	$2,129,000	$1,588,000
Goodwill amortization	–	37,000

Total deferred tax assets	2,129,000	1,625,000
Less: valuation allowance	(2,129,000)	(1,625,000)
Net deferred tax liabilities	–	–

Net deferred tax assets	$–	$–

In assessing the amount of deferred tax asset to be recognized, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. It is not possible at this time to determine that the deferred tax asset is more likely to be realized than not. Accordingly, a full valuation allowance has been established.

Various tax laws imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change”, as defined by the Internal Revenue Code. A change of ownership of greater than 50% of a corporation within a three-year period will place an annual limitation on a corporation’s ability to utilize its existing tax benefit carryforwards. Under such circumstances, the potential benefits from utilization of the tax loss carryforwards as of that date may be substantially limited or reduced on an annual basis.

The effective tax rate for the periods ended December 31, 2002 and 2001 are as follows:

U.S statutory tax rate	35%
State and local taxes	4
Less: Valuation allowance	(39)

Effective tax rate	0%

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 8 -	EMPLOYEE SAVINGS PLANS

The Company maintains two Section 401(k) Profit Sharing Plans (the “Plans”). Under the plans, eligible employees may voluntarily contribute up to 15% of their compensation not to exceed the maximum allowed by the applicable Internal Revenue Service guidelines. The Company matches employee contributions to the Plans on a discretionary basis, which the Company determines at the end of each plan year. Contribution expenses relating to the Plans were $25,507 and $26,805 for the years ended December 31, 2002 and 2001, respectively.

NOTE 9 -	COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its main office under a noncancelable operating lease and an apartment from a related party (See Note 10), under a noncancelable operating lease. These leases expire in 2004.

Future minimum annual rentals under noncancelable operating leases having initial remaining terms of one year or more consist of the following:

Year ending:
2003	$200,949
2004	77,844

Total minimum lease payments	$278,793

Rent expense was $198,316 and $192,722 for the years ended December 31, 2002 and 2001, respectively.

LEGAL PROCEEDINGS

The Company was involved in a litigation with a former employee which was settled in 2003. The Company is required to make various payments to the employee in the year 2003 totaling $46,000. This amount is included in accrued expenses in the accompanying consolidated balance sheet.

The Company is involved in legal proceedings and claims incidental to its normal course of business activities. Such legal proceedings and claims are either specifically covered by insurance or are not material. Management believes these matters should not have a material adverse impact on the Company’s financial position, results of operations or cash flows.

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HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 10 -	RELATED PARTY TRANSACTIONS

As discussed in Note 9, the Company leases an apartment from a company controlled by two of its major shareholders and executives. Rent expense paid to these related parties amounted to $45,600 for each of the years ended December 31, 2002 and 2001.

As of December 31, 2002, the Company was indebted to four of its majors shareholders in the aggregate amount of $158,564. The loans bear interest at the rate of 10.5% per annum and are due on demand. Interest expense on these loans amounted to approximately $16,000 and $18,000 during the years ended December 31, 2002 and 2001, respectively.

As of December 31, 2002, the Company was owed approximately $286,000 from related parties. The Company determined that this receivable was uncollectible and wrote off the balance, resulting in a loss of $286,000 which is included in other expenses in the accompanying consolidated financial statements.

During 2002, the Company owed approximately $75,000 to a related party. The debt was forgiven by the related party. As a result, the Company recognized a gain of $75,000 which is included in other income in the accompanying consolidated financial statements.

NOTE 11 -	SUBSEQUENT EVENTS

On November 6, 2002, the Company entered into an Agreement for Merger (the “Agreement”) with Dialog Group, Inc. (“DGI”). On February 27, 2003, the Agreement was amended and the merger was consumed. It became effective on March 1, 2003. Upon consummation of the merger, the Company’s shareholders were issued 30,075,219 shares DGI’s Common Stock and 183,235 shares DGI’s newly created Class B-1 Preferred Stock. The amended agreement had called for an additional $1,650,000 in financing. One of DGI’s major shareholders had agreed to assure that at least $650,000 will be raised and had agreed to post negotiable collateral against its obligation to purchase up to 3,513,514 shares of DGI’s Common Stock. The parties subsequently canceled the shareholder’s guarantee that $650,000 will be raised and its obligation to purchase up to $3,513,514 shares of the DGI’s Common Stock. In return, the shareholder agreed to return to DGI 3,500,000 of DGI’s Common Stock that it owned.

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Part - II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Officers and Directors.

Sections 1 of Articles III and IV of the Company's By-laws provide that every director, officer, employee, and agent of the Registrant and its subsidiaries shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Delaware against all expenses, liability, and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him.

Item 25.     Other Expenses of Issuance and Distribution

Type of Expense	Total Charges (Est.)	Amount Paid by Selling Shareholders (Est.)
Printing	$15,000.
EDGAR & Filing Charges	$7,000.
Legal Fees	$30,000.
Accounting Fees	$3,500.
D & O Insurance[1]

(1)     The D & O Insurance was in effect before the Registration Statement was filed. The amount disclosed is the regular annual premium.

Item 26.     Recent Sales of Unregistered Securities

2003 Sales

     Acquisition Transactions

     Upon consummation of the merger between Healthcare Dialog and a wholly owned subsidiary of DGI, the Registrant issued 30,075,219 shares of its Common and 183,235 shares of its Class B-1 Preferred to the present Healthcare Dialog shareholders. This was intended to equal the number of shares outstanding before the transaction plus an estimated number of shares that will be issued to complete DGI’s financing program.

     The amended agreement called for an additional $1,650,000 in financing. Cater Barnard had agreed to assure that at least $650,000 will be raised and had agreed to post negotiable collateral against its obligation to purchase up to 3,513,514 shares of DGI Common Stock. On April 7, 2003 Cater Barnard was released from this obligation in exchange for the cancellation of 3,500,000 of its shares of DGI Common Stock

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     Upon consummation of the merger between IP2M and a wholly owned subsidiary of DGI, the Registrant issued 6,191,029 shares of its Common Stock and 44,312 shares of its Class B-1 Preferred to the present IP2M shareholders. This is intended to approximate ten (10%) percent of the number of shares of each class outstanding after these transactions. After the closing, the IP2M shareholders may share approximately 700,000 additional shares of Common Stock if certain financial goals are met. In addition, upon the consummation of the HCH/Azimuth acquisition, an additional 589,710 shares of Common Stock and 3,593 shares of Class B-1 Preferred Stock were issued to the IP2M shareholders. All the shares issued for the IP2M owners are held in escrow to secure the accuracy of their representations.

     Both of these transactions were accomplished by means of a statutory merger. Pursuant to Rule 145, the securities issued were treated as restricted securities and were, therefore, subjected to stop orders with the Company’s transfer agent and the certificates include a legend indicating that they may not be transferred without registration or the existence of an exemption. Therefore, this issuance was exempt from registration under the provisions of Section 4(2) of the Securities Act.

     At the end of the previous fiscal year, as a condition precedent to the HealthCare Dialog acquisition, Cater Barnard agreed to convert all of Dialog Group’s debt to it into Common Stock. In exchange for cancellation of the principal and all interest due on the Company’s notes dated June 27, 2002, August 1, 2002, and September 3, 2002 and a portion of the year end open accounts aggregating $2,354,815 on the Company’s records, DGI issued 9,274,280 shares of its Common Stock to Cater Barnard.

     This transaction is exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act it did not involve a public distribution of the Company's securities.

     During April 2003 the Company issued 5,307,392 shares of Common Stock and 32,336 shares of Class B-1 Preferred Stock to acquire the remaining shares of Healthcare Horizons, Inc and the assets of Azimuth Targeted Marketing, Inc. T his transaction is exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act it did not involve a public distribution of the Company's securities. Each certificate carries a restrictive legend and a stop transfer order has been placed with the transfer agent.

     Regulation S Transactions

     On October 4, 2002 the Company authorized Starz Investments Limited to sell up to 10,000,000 shares of its Common Stock to investors located outside of the United States. The shares were offered pursuant to an exemption from registration afforded by Regulation S to the Securities Act of 1933. Shares sold pursuant to Regulation S are deemed restricted and may not be sold to any U.S. Person (as that term is defined in the Regulation) for a period of one (1) year from date of sale. A total of 6,860,835 shares were issued for a total consideration of $794,856. In connection with this transaction, the Company issued to Burnham Securities, Inc. a warrant to purchase 786,084 at a price of $0.11 per share.

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     On March 28, 2003 the Company authorized Californian Securities S.A to sell up to 4,000,000 shares of its Common Stock outside the United States, also pursuant to Regulation S, at a price of $0.06 per share. 4,016,570 shares have been sold for a total of $241,286.

     Bridge Loan Transaction

     In connection with a bridge loan associated with the closing of the HCD and IP2M acquisition, DGI issued 1,100,000 shares of its Common Stock to Californian Securities, S.A. and granted A Street Capital Corp. a warrant to purchase 350,000 of its shares at a price of $0.05 per share.

     Related Purchases

     In connection with the acquisitions described above, 13 individuals who are associated with the principal owners of IP2M and who represented themselves as accredited investors purchased 2,333,333 shares of Common Stock for a total purchase price of $335,000. In addition, Peter V. DeCrescenzo, Cindy Lanzendoen, Vincent DeCrescenzo, Sr., and Robin Smith, all officers of the acquired companies, acquired 410,933, 233,333, 344,333, and 250,000 shares of Common Stock, respectively. The purchase price for these shares was $410.93, $233.33, $344.33, and $250.00, respectively. All of these transactions were exempt from registration under the Securities Act pursuant to section 4(2) because they were private sales to individuals who were not intending to redistribute the securities. All purchasers agreed to the placement of a restrictive legend on their certificates and the filing of a stop order with the Company’s transfer agent.

     Other issuances

     During January, 2003, one additional investor purchased 20,000 shares of the Company’s Commons Stock at 0.50 per share. He represented himself in writing to be an accredited investor who was purchasing these shares for his own investment and agreed to restrictions on resale placed with the Company’s transfer agent and the printing of a legend on his certificate. Because of these factors, this sale is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

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     On November 1, 2002 the Company entered into consulting agreements with Kuma Consulting, Inc. Under these agreements the Company agreed to pay Kuma $47,500 and to issue a total of 400,000 shares of its common stock for Kuma’s consulting services. $47,500 has been paid and all 400,000 shares had been issued to Kuma or its designees. The shares issued to Kuma are exempt from registration under section 4(2) of the Securities Act as private transactions because they were acquired for investment and are subject to stop orders and restrictive legends.

     On February 12th, 2003 the Company agreed to issue 200,000 shares to Knightsbridge Capital for consulting services. After the close of the quarter, 67,600 shares were issued to Knightsbridge’s designees. The issuance of these shares is exempt from registration under section 4(2) of the Securities Act as private transactions because the shares were acquired for investment and the certificates bear restrictive legends and are subject to stop orders.

     During June 2003, the Company issued an additional 69,000 shares to the individuals who purchased 230,000 shares through Hornblower and Weeks Financial Corporation (“Hornblower”) as a penalty for DGI’s delay in registering the shares they had purchased. Like the initial transaction, this issuance was exempt under section 4(2) of the Securities Act as a private transaction.

     The proceeds of all shares issued for cash were used for general business purposes.

     Conversions

     During this year, a former TDMI shareholder converted 8,250 shares of Class B Preferred Stock into 330,000 shares of Common Stock, Cater Barnard converted all its 142,810 shares of Class B Preferred Stock into 5,712,400 shares of Common Stock, and another former TDMI shareholder converted 343 shares of Class B Preferred Stock into 13,720 shares of Common Stock. All the certificates issued upon conversion bore Securities Act legends and stop orders have been recorded with the transfer agent. These transactions were exempt from registration under Section 4(2) of the Securities Act of 1933 because they did not involve any distribution of DGI’s securities to the public.

     2002 Sale

     During January 2002, Envesta elected, with the consent of the Company, to convert its 85,000 shares of Class B Preferred Stock and its note from the Company for $1,133,333 in to a total of 1,983,333 shares of Common Stock. Like the Class B Preferred Stock and the Note, Envesta acquired these securities for investment and not with a view towards distribution. This was, therefore, exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act as sales not involving the public distribution of securities.

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     On January 31, 2002 the Company issued 81,010 shares of its Class B Preferred Stock to acquire the remainder of the equity interests of TDMI. Each share of the Class B Preferred Stock is presently convertible into 40 shares of Common Stock and pays no dividend. As part of the same transaction, the Company also issued its warrants to purchase 168,056 shares of its Common Stock to the holders of TDMI warrants and stock options to the existing TDMI employees under the Company’s newly adopted 2002 Stock Option Plan to purchase 189,945 shares of Common Stock. The transaction, in which these receiving the shares of Preferred Stock and the rights to purchase Common Stock represented that the shares and the rights were being acquired for investment and not for distribution, is exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act because it did not involve a public distribution of the Company's securities.

     On April 30, 2002, the Board approved three consulting contracts providing for the issuance of 5,000 and 100,000 shares of the Company’s Common Sock as additional compensation for the consultants. 5,000 of these shares were subsequently cancelled. In addition, one consultant was granted the right to purchase up to 10,000 additional shares at $1.00 per share and a second was granted the right to purchase up to 200,000 shares at $0.50 per share. None of these rights has been exercised. At the same time, the Board approved the issuance of 200,000 shares of its Common Stock to Hornblower and Weeks Financial Corporation (“Hornblower”) for advisory services. The consultants and the advisor acquired all of these shares for their investment and not for distribution. Therefore, these issuances are exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act because they did not involve public distribution of the Company's securities.

     Also on April 30th, 2002 the Board authorized Hornblower to sell, on the Company’s behalf, up to 1,000,000 shares in transactions not involving a public distribution. Hornblower sold 230,000 shares of Common Stock to a total of nine investors for $0.50 per share. Hornblower will be paid a commission of 10% of the net proceeds of this sale. These investors stated in writing that they were accredited investors and that they had purchased the Common Stock for investment and not for distribution pursuant to an exemption from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act. Therefore, this transaction did not involve a public distribution of the Company's securities. Because the Company did not meet the registration deadline set forth in the subscription agreements, the Company is required to issue up to 69,000 additional shares to the nine investors.

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     During March of 2002, the Company acquired $760,000 of additional debt of TDMI from Cater Barnard. The Company paid for the debt, evidenced by TDMI Notes, by issuing a Company promissory note in an equal amount. The note matures on December 31, 2006 and bears interest at the rate of five (5%) percent per annum. The Company can elect to pay the interest with Common Stock valued at $0.50 per share. The holder can convert the notes into Common Stock at a price of $0.50 per share. On June 30th, 2002 the Company agreed to the conversion of this note into 1,520,000 shares of Common Stock.

     Cater Barnard has also agreed to settle the balance due on the Company’s December 11, 2001 note for 813,180 shares of Common Stock and to accept 240,854 shares of Common Stock for a debt of $120,427 owed to it by the Company and its subsidiaries. At the same time, CBUSA agreed to sell its claims for $163,500 against the Company’s TDMI subsidiary to the Company for 327,000 shares of Common Stock.

     Both related party transactions are exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act they did not involve a public distribution of the Company's securities.

     On October 15, 2002 the Company entered into an agreement with Delta Asset Management pursuant to which it agreed to pay Delta a fee of $37,500 and issue 625,000 shares to Delta and a company designated by it. The shares issued to Delta and its designee are exempt from registration under section 4(2) of the Securities Act as private transactions because they were purchased for investment and are subject to stop orders and restrictive legends.

     During October and November 2002, 14 investors purchased 530,000 shares of the Company’s Commons Stock at 0.50 per share. All represented themselves in writing to be accredited investors who were purchasing these shares for their own investment and agreed to restrictions on resale placed with the Company’s transfer agent and the printing of a legend on their certificates. Because of these factors, these sales were exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

     These transactions are exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act as not involving a public distribution of the Company’s securities.

     2001 Sale

     On December 11, 2001, the effective date of the Plan of Reorganization, all 8,132,076 shares of Common Stock then outstanding and 300,000 shares of treasury stock then held as collateral were automatically consolidated on the basis of one share for each 20 presently held. Any fractional shares will be rounded up to the next full share. After the rounding up, there were 421,850 shares outstanding that were derived from the previously outstanding common stock.

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     In addition, all unsecured, allowed claims were settled on the basis of one share for every $4.00 dollars of allowed claim. Here, too, any fractional shares will be rounded up to the next full share. Approximately 842,534 shares will be issued to Class 5, 6, 7, and 8 creditors. The consolidation and the issuance of the common stock to creditors are exempt from the registration requirements of Section 5 of the Securities Act pursuant to section 1145 of the United States Bankruptcy Act. 731,074 shares have already been issued and claim forms relating to the remaining shares have not been returned.

     On December 11, 2001, pursuant to the Acquisition Agreement, the Company issued 225,000 shares of its new Class B Preferred Stock and 1,500,000 shares of its post consolidation Common Stock. The transaction, in which the purchasers of the shares represented that the shares were being acquired for investment and not for distribution, is exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act because it did not involve a public distribution of the Company's securities.

     At the closing of the Acquisition Agreement, the Company also issued an additional 877,500 shares of the Company’s post consolidation Common Stock and a five year warrant to purchase an additional 675,000 shares of IMX's post consolidation Common Stock at $4.00 per share to Cater Barnard and Cater Barnard (USA) plc as designees of Griffin Securities, Inc. (“Griffin”). The warrant was cancelled in 2003. The securities, which are to be issued in payment for Griffin's services in connection with the acquisition, will be acquired for investment and not as part of a distribution. Therefore, this issuance is exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act as not involving a public distribution of the Company's securities

     Pursuant to the Plan, Cater Barnard purchased approximately 75,000 shares of common stock at four ($4) dollars per share to provide the initial cash necessary to fund the Plan. As of December 31, 2001, Cater Barnard had invested an additional $224,800 dollars and been issued 2,810 shares of the Class B Preferred Stock. Both securities were purchased for investment and not for distribution and are therefore exempt from the registration requirements of Section 5 of the Securities Act under Section 4(2) of the Securities Act as sales not involving the public distribution of securities.

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Item 27.    Exhibits

Exhibit
Number	Exhibit Description	Page

(1)	Underwriting agreement – None	X
(2)	Plan of acquisition, reorganization, arrangement, liquidation, or succession – None	X
3(i).1	Amended and Restated Articles of Incorporation – Incorporated by reference from Interim Report on Form 8-K filed on March 14, 2003	X
3(i).2	Certificate of Designation of Class C-1 Preferred Stock	E - 1
3(i).3	Certificate of Designation of Class C-2 Preferred Stock	E - 5
3(i).4	Certificate of Designation of Class C-3 Preferred Stock	E - 9
3(i).5	Certificate of Cancellation of Class C and Class D Preferred Stock	E - 13
3(i).6	Certificate of Amendment for Increased Shares	E - 15
3(ii).1	By-laws – Incorporated by reference from Interim Report on Form 8-K filed on March 14, 2003	X
4.1	Instruments defining the rights of security holders – Incorporated by reference from Exhibit 3(i).1 through Exhibit 3(i).4.	X
5.1	Opinion of Mark Alan Siegel, Esq. re: legality	E - 17
(8)	Opinion re: tax matters – None	X
(9)	Voting trust agreement – None	X
10	Material contracts
10.1	Employment Agreement for Peter V. DeCrescenzo Incorporated by reference from the Annual Report on Form 10-KSB filed on April 14, 2003	X
10.2	Employment Agreement for Vincent DeCrescenzo Incorporated by reference from the Annual Report on Form 10-KSB filed on April 14, 2003	X
10.3	Employment Agreement for Cindy Lanzendoen Incorporated by reference from the Annual Report on Form 10-KSB filed on April 14, 2003	X
10.4	Loan Agreement with Mercatus & Partners, Ltd.	E - 18
10.5	2002 Stock Option Plan, as amended	E - 29
(15)	Letter on unaudited interim financial information – None	X
(16)	Letter on change in certifying accountant – None	X
21.1	Subsidiaries of the registrant	E - 39
23	Consent of experts and counsel	X
23.1	Consent of Mark Alan Siegel, Esq., (See Opinion).	E - 17
23.2	Consent of Berenfeld, Spritzer, Shechter & Sheer, Certified Public Accountants	E - 40
23.3	Consent of Spokes & Company, Chartered Accountants	E - 41
24.1	Power of attorney – see Signature Page
(25)	Statement of eligibility of trustee – None	X
(26)	Invitations for competitive bids – None	X
(99)	Additional Exhibits	X
99.1	Form of Registration Agreement between each Selling Shareholder and the registrant (To be supplied by amendment)	E -

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Item 28. Undertakings

Pursuant to Item 512 (a), the undersigned registrant hereby undertakes as follows:

1.	The registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	i.	Include any prospectus required by section 10(a)(3) of the Securities Act;

	ii.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

	iii.	Include any additional or changed material information on the plan of distribution.

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2.	For determining liability under the Securities Act, the registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	The registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Pursuant to Item 512 (e), the undersigned registrant hereby acknowledges that:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Therefore, the registrant undertakes as follows:

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 25, 2003.

DIALOG GROUP, INC.

By:       /s/ Peter V. DeCrescenzo
      Peter V. DeCrescenzo, President and CEO

Power Of Attorney

The undersigned directors of Dialog Group, Inc. herby constitute and appoint Mark Alan Siegel, with full power to act and with full power of substitution and re-substitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that the designated attorney-in-fact, or his substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

/s/ Peter V. DeCrescenzo	Dated: June 25, 2003

Peter V. DeCrescenzo, Director

/s/ Vincent. DeCrescenzo, Sr.	Dated: June 25, 2003

Vincent DeCrescenzo, Sr., Director

/s/ Adrian Z. Stecyk	Dated: June 25, 2003

Adrian Z. Stecyk, Director

/s/ Richard Kundrat	Dated: June 25, 2003

Richard Kundrat., Director

Dated: June 25, 2003

James Christodoulou, Director